                                                                   EXHIBIT 10.29

                                 LEASE AGREEMENT

         THIS LEASE AGREEMENT (this "Lease") is made and entered into between SPALDING TRIANGLE, L.L.C., a Georgia limited liability company (hereinafter referred to as "Landlord") and SEROLOGICALS CORPORATION, a Delaware corporation (hereinafter referred to as "Tenant"):

WITNESSETH:

         1.       LEASED PREMISES.

         In consideration of the rents, terms, provisions and covenants of this Lease, Landlord hereby leases lets and demises to Tenant and Tenant hereby leases and takes, the following described premises (herein referred to as the " Premises"): that certain office building, excluding the roof thereof, located at 5655 Spalding Drive, Norcross, Georgia (herein sometimes referred to as the "Building"), containing approximately 49,720 square feet of rentable area. The Building is a part of the three-building project commonly known as Spalding Triangle Phase I (the land and the improvements of said three-building project which are generally located at 3770 Data Drive, 3790 Data Drive, and 5655 Spalding Drive, are herein sometimes collectively referred to as the "Project"). A floor plan of the interior of the Premises is attached hereto as Exhibit "A". Tenant shall have no right of access to, and no right to utilize or install any machinery, signs or equipment upon, the roof of the Building for any purpose without the prior written consent of Landlord in Landlord's sole discretion. Upon and subject to the provisions of Section 9 below and Section 10 of Exhibit "C" attached hereto, Tenant is granted access to the roof of the Building for purposes of maintaining, repairing and replacing the air conditioning units servicing the Premises and for installing and using a satellite dish. Landlord and Tenant agree that the Premises consist of 49,720 square feet of rentable area regardless of the actual number of square feet of rentable area, and neither Landlord nor Tenant shall have the right to demand a change in the rent or terms of this Lease based on any remeasurement of the Premises, change in commonly-used measurement standards, or otherwise. In addition to the interest in the Premises demised to Tenant under this Lease, Landlord hereby grants Tenant a nonexclusive license for so long as this Lease is in full force and effect to use the "Common Areas", hereinafter defined, of the Project in common with others entitled to use the Common Areas, including Landlord and other tenants of the Project and their respective employees and invitees and other persons authorized by Landlord, subject to the terms and conditions of this Lease (including, without limitation, subject to the provisions of Section 6 of Exhibit "C" attached hereto), including any and all rules and regulations promulgated by Landlord in accordance with the terms of this Lease. As used herein, the term "Common Areas" means all areas and facilities in the Project that are provided and designated from time to time by Landlord for the general nonexclusive use and convenience of Landlord, Tenant, and all other tenants of the Project and their respective employees, invitees, licensees, or other visitors, and may include, without limitation, the driveways and loading areas of the Building, and the walkways, parking and landscaped areas of the Project. Landlord may from time to time change the size, use, shape, configuration or nature of any portion of the Common Areas, so long as such change does not materially deprive Tenant of the benefit and enjoyment of the Premises. Neither Landlord nor Landlord's agents have made any representations, warranties or promises with respect to the Project, the physical condition of the Building, the land upon which it is erected, or the Premises, or any matter or thing affecting or related to the Premises except as expressly and specifically set forth in this Lease. Subject to the other terms and conditions of this Lease, Landlord grants Tenant access to the Premises twenty-four (24) hours per day commencing on the Commencement Date.


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

         2.       TERM.

         Subject to and upon the conditions set forth below, the term of this Lease shall be for one hundred twenty-two (122) months, and shall commence at 12:01 A.M. on January 1, 2001 (the "Commencement Date"); provided, however, if Landlord is unable to deliver the Premises to Tenant with the Initial Improvements (as defined in Exhibit B) substantially completed on or before January 1, 2001 for any reason other than Tenant Delay (as defined herein), then the Commencement Date shall be delayed until the date on which the Initial Improvements are substantially complete, and the term of this Lease shall end at midnight on the last day of the 122nd full calendar month following the Commencement Date, unless sooner terminated as hereinafter provided (herein called the "Lease Term" or the "Term"). If the Commencement Date does not occur on or before March 1, 2001, for any reason other than Tenant Delay or Force Majeure Delay (as defined herein), Landlord shall grant to Tenant as a credit against Base Rent, as liquidated damages, the amount of $1,000.00 for each day between March 1, 2001 and the date the Premises are delivered to Tenant by Landlord with the Initial Improvements therein substantially completed. The total amount of such liquidated damages shall be applied against the Base Rent first accruing under this Lease. Any such liquidated damages shall be in addition to the delay in the Commencement Date. Landlord's grant of such liquidated damages to Tenant pursuant to this paragraph shall be Tenant's sole remedy against Landlord as a result of such delay in the Commencement Date and Tenant shall have no right to terminate this Lease as a result of such delay except as otherwise expressly and specifically provided in the immediately following sentence. If the Commencement Date does not occur on or before June 1, 2001, for any reason other than Tenant Delay or Force Majeure Delay, Tenant shall have the right to terminate this Lease by giving Landlord written notice of termination on or before the date on which the Initial Improvements are substantially complete, and Landlord and Tenant shall thereupon be released from all obligations under this Lease; provided, however, if the Initial Improvements shall have been substantially completed on or before the date which is ten (10) days after Landlord's receipt of such notice, then such termination notice shall be deemed null and void and this Lease shall remain in full force and effect.

         3.       BASE RENT

         (a) Throughout the full Term of this Lease, Tenant hereby agrees to pay to Landlord a base annual rental (herein referred to as "Base Rent") in accordance with the following Base Rent Schedule:

                      Base Rent Schedule (All U.S. Dollars)


              Period                         Base Rent per Annum             Base Rent per Month
              ------                         -------------------             -------------------
Commencement Date - 12/31/2001                   $534,490.00                      $44,540.83
     1/01/2002 - 12/31/2002                      $550,524.70                      $45,877.06
     1/01/2003 - 12/31/2003                      $567,040.44                      $47,253.37
     1/01/2004 - 12/31/2004                      $584,051.65                      $48,670.97
     1/01/2005 - 12/31/2005                      $601,573.20                      $50,131.10
     1/01/2006 - 12/31/2006                      $619,620.40                      $51,635.03
     1/01/2007 - 12/31/2007                      $638,209.01                      $53,184.08
     1/01/2008 - 12/31/2008                      $657,355.28                      $54,779.61
     1/01/2009 - 12/31/2009                      $677,075.94                      $56,423.00
     1/01/2010 - 12/31/2010                      $697,388.22                      $58,115.69
     1/01/2011 - End of initial Lease Term       $718,309.87                      $59,859.16


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

The Base Rent shall be due and payable on the first day of each calendar month during the initial Lease Term and any extensions or renewals hereof, and Tenant hereby agrees to so pay such rent and all other rental hereunder to Landlord at c/o ELV Associates, Inc., P.O. Box 84-5028, Boston, MA 02284-5028 (or such other address as may be designated by Landlord from time to time) monthly in advance without deduction, setoff, or prior demand. A prorated monthly installment, based on a thirty (30) day month, shall be paid in advance of any fraction of a month if the Lease Term shall begin on any date except the first day or shall be terminated on any date except the first day or shall be terminated on any date except the last day of any month. At all times that Landlord shall direct Tenant to pay Base Rent or Additional Rent to a "lockbox" or other depository whereby checks issued in payment of rental are initially cashed or deposited by a person or entity other than Landlord (albeit on Landlord's authority), then, for any and all purposes under this Lease, in the event Landlord contends Tenant is in default under this Lease or Tenant tenders less than the full amount of Base Rent or Additional Rent due Landlord upon any payment to Landlord, then: (i) Landlord shall not be deemed to have accepted such payment until ten (10) days after the date on which Landlord shall have actually received such funds, and
(ii) Landlord shall be deemed to have accepted such payment if (and only if) within said ten (10) day period, Landlord shall not have refunded (or attempted to refund) such payment to Tenant. Nothing contained in the immediately preceding sentence shall be construed to place Tenant in default of Tenant's obligation to pay rent, or to require Tenant to pay any late charge or default interest, if and for so long as Tenant shall timely pay the rent required pursuant to this Lease in the manner designated by Landlord.

         Notwithstanding the foregoing to the contrary, the payment of Base Rent described in this subsection 3(a) above shall be excused during the first sixty
(60) days of the initial Lease Term (although Base Rent shall continue to accrue during such period). However, if Tenant defaults under this Lease beyond any applicable period of notice and cure with respect to any monetary or material non-monetary obligation of Tenant under this Lease, any remaining excused Base Rent shall cease from the date of such default. Except for the sixty (60) days of Base Rent which may be excused pursuant to the provisions of this subsection 3(a), no other Base Rent or Additional Rent payable by Tenant under this Lease shall be excused or abated, and without limiting the generality of the foregoing, no Base Rent shall be excused during any Renewal Term.

         (b)      [Intentionally Omitted].

         (c) Other remedies for nonpayment of rent notwithstanding, if the monthly Base Rent payment or any other rental due hereunder is not received by Landlord on or before the tenth day of the month for which rent is due, a service charge of five percent (5%) per month of all past due amounts owed on such date shall become due and payable in addition to the regular rent owed under this Lease and shall be treated as Additional Rent.

         (d) In the event Tenant owes any sums to Landlord pursuant to the terms of this Lease, and the same are not timely paid within applicable notice and cure periods, Tenant agrees that such sums shall accrue interest until paid at the Prime Rate plus four percent (4%) per annum (herein referred to as the "Default Rate"). As used herein, the term "Prime Rate" means the prime rate of interest published in the Money Rates Table in the Wall Street Journal, or if unavailable in the Wall Street Journal, as published in the Money Rates Table in the New York Times, or if unavailable in the New York Times, the prime rate of interest announced publicly from time to time by Citibank, N.A., New York, New York, or its successor, or should Citibank, N.A., or its successor, abolish or abandon the practice of publishing its prime rate at any time during the Term, then Landlord and Tenant shall mutually agree upon a comparable reference rate which shall be deemed to be the Prime Rate hereunder.


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

4.       ADDITIONAL RENT OPERATING EXPENSES.

         All sums other than the Base Rent due hereunder shall constitute "Additional Rent" including without limitation:

         (a)      Taxes.

                  (i) During the Lease Term, Tenant shall pay to Landlord, as Additional Rent, Tenant's Share (as such term is hereinafter defined) of taxes and assessments (as hereinafter defined) for the Project (the "Tax Charges"). The term "taxes and assessments" shall include all real estate taxes, assessments, sewer rents and water charges, governmental levies, municipal taxes, county taxes or any other governmental charge, general or special, ordinary or extraordinary, unforseen as well as foreseen, of any kind or nature whatsoever, which may be assessed, levied or imposed upon all or any part of the Project and the sidewalks, plazas or streets in front of or adjacent thereto, and levied against Landlord and/or the Project and/or the real estate upon which the Project is located, or upon the operation of the Project, or any part thereof, under the laws of the United States, the State of Georgia, or any political subdivision thereof, or the County of Gwinnett, or any political subdivision thereof, and any charge by any business improvement district. Taxes shall not include any penalties or interest imposed upon Landlord in connection with the late payment thereof. Currently there are no tax exemptions or abatements in effect affecting the taxes and assessments. Reasonable fees and expenses incurred by Landlord in obtaining or attempting to obtain a reduction of or in the contest of any taxes or assessments shall be added to and included in the amount of taxes and assessments. The term "taxes and assessments" shall, notwithstanding anything to the contrary contained herein, exclude any net income, sales, transfer or "value added" tax, inheritance tax or estate tax imposed or constituting a lien upon Landlord or all or any part of the Project, except to the extent that any of the foregoing are hereafter assessed against owners or lessees of real property in their capacity as such (as opposed to any such taxes which are of general applicability). The term "taxes and assessments" shall also exclude any taxes are separately and specifically assessed against any above building-standard leasehold improvements in another tenant's leased premises at the Project. Further, notwithstanding anything to the contrary contained herein, the term "taxes and assessments" shall in no event include charges for steam, gas, electricity or other utilities.

                  (ii) If at any time during the Term of this Lease, the present method of taxation shall be changed so that in lieu of the whole or any part of any taxes, assessments of governmental charges levied, assessed, or imposed on real estate and the improvements thereon, there shall be levied, assessed or imposed on Landlord a capital levy or other tax directly on the rents received therefrom and/or a franchise tax, assessment, levy or charge measured by or based, in whole or in part, upon such rents for the present or any future building or buildings on the Premises, then all such taxes, assessments, levies or charges, or the part thereof so measured or based, shall be deemed to be included within the term "taxes and assessments" for the purposes hereof.

                  (iii) Tenant shall pay, or cause to be paid, before delinquency, any and all taxes levied or assessed during the Term of this Lease upon all improvements installed by Tenant in the Premises (expressly excluding the Initial Improvements), Tenant's other leasehold improvements, equipment, furniture, fixtures and any other personal property located on the Premises. In the event any or all of said improvements, Tenant's other leasehold improvements, equipment, furniture, fixtures and other personal property shall be assessed and taxed with the Premises or the Project, Tenant shall pay to Landlord its share of such taxes within ten (10) calendar days after delivery to Tenant by Landlord of a statement in writing setting forth the amount of such taxes attributable to the above property.


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

                  (iv) Landlord shall provide Tenant with a copy of the annual tax bill(s) for the Project promptly upon Landlord's receipt of the same from the applicable taxing authority each year during the Term of this Lease. For so long as Tenant leases all of the rentable square feet in the Building, Tenant shall have the right, upon written notice to Landlord, to require Landlord to contest the validity and/or amount of any taxes and assessments, provided that
(x) Tenant agrees (and Tenant hereby so covenants and agrees) to indemnify and hold Landlord harmless from and against any and all loss, cost and expense (including reasonable attorneys' fees) incurred by Landlord in connection with such proceedings, and (y) in the event any such taxes or assessments on all or any part of the Project are increased as a result of such contest, Tenant shall pay the entire amount of any such increase in taxes and assessments on the Project to Landlord within ten (10) days of Tenant's receipt of written demand therefor. Notwithstanding the foregoing, in the event any other tenant in the Project has the right to contest taxes and assessments with respect to all or a portion of the Project and taxes and assessments are increased as a direct result of such contest maintained by another tenant in the Project, Tenant's share of taxes and assessments on the Project shall not include any portion of such increase in taxes and assessments.

         (b) Insurance. During the Term of this Lease, Tenant shall pay to Landlord, as Additional Rent, Tenant's Share of insurance (as hereinafter defined) for the Project (the "Insurance Charges"). The term "insurance" shall include all fire and extended casualty insurance on the Project and all liability coverage on the grounds, sidewalks, driveways, parking areas, and any other exterior or interior areas of the Project, together with such other insurance protections, including, but not limited to, rents insurance (not exceeding twelve (12) months), as are from time to time obtained by Landlord. The term "insurance" shall also include any deductible amount paid by Landlord in connection with any insured loss.

         (c) CAM. During the Term of this Lease, Tenant shall pay to Landlord, as Additional Rent, Tenant's Share of all direct costs of managing, operating and maintaining the Project, the Common Areas and any appurtenances thereto (the "CAM Charges"), including, without limitation, all Common Area electrical, grounds maintenance charges, security services and other common area charges and expenses for the Project, as provided in subsection (d) below. The term "grounds maintenance" shall include, without limitation, all landscaping, planting, lawn and grounds care, all repairs, maintenance, replacements and improvements to the grounds and other common areas adjacent to the Premises and to all Common Areas, including without limitation all sidewalks, driveways, loading areas and parking areas. The term "CAM Charges," as used and defined under this Lease, shall not, however, include the following items:

         (1) interest on and amortization of debts (except interest on and amortization of capital items permitted pursuant to Section 4(d) hereinbelow);

         (2) the cost of tenant improvements made for new or existing tenant(s) of the Project;

         (3)      brokerage commissions;

         (4) financing or refinancing costs (except financing costs of capital items permitted pursuant to Section 4(d) hereinbelow);

         (5) the cost of any work or services performed for any tenant of the Project, whether at the expense of Landlord or such tenant, to the extent that such work or services are in excess of the work or services which Landlord is required to furnish or is furnishing to Tenant under this Lease;


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

         (6) taxes and assessments as defined in Section 4(a) above (or any item of taxes and assessments specifically excluded from the definition of taxes and assessments);

         (7) the cost of any repairs made by Landlord to remedy damage to the extent caused by or resulting from the gross negligence of Landlord, its agents, servants or employees;

         (8) legal or brokerage or finder's fees or other fees, leasing commissions, advertising expenses and other costs incurred in leasing or attempting to lease any portion of the Project or in connection with rent defaults by present or prior tenants or in connection with placing or refinancing any mortgages on the Project;

         (9) any funds or money given to any tenants in cash, by offset or otherwise, or the cost of any work done for any tenants in connection with the leasing of space in the Project;

         (10) the cost of any items to the extent Landlord is reimbursed by insurance, or otherwise compensated, including direct reimbursement by any tenant for specific services performed for such tenant (other than under CAM Charges and Insurance reimbursement provisions of its lease);

         (11) that portion of any cost paid to a corporation or other entity affiliated with Landlord (i.e., controlling, controlled by or under common control with Landlord) which is in excess of the amount which would be paid in the absence of such relationship;

         (12)     except with respect to capital items permitted pursuant to
                  Section 4(d) hereinbelow, financing and refinancing costs in respect of any indebtedness of Landlord, whether secured or unsecured, including, legal and accounting fees and expenses, prepayment penalties and interest and amortization payments in connection therewith;

         (13)     rent and additional rent under any ground or underlying lease;

         (14) franchise, gross receipts, unincorporated business, inheritance, foreign ownership or control or income taxes imposed upon Landlord or any taxes similar to the foregoing excluded items (other than sales taxes on items or services otherwise includable in CAM Charges);

         (15) costs incurred in connection with the transfer or disposition of direct or indirect ownership interests in the Project or Landlord;

         (16) the costs of repairs or restoration necessitated by condemnation;

         (17) costs incurred in connection with the enforcement of leases or resolution of disputes with tenants (other than such costs relating to the enforcement of anti-nuisance or similar provisions in leases), including, without limitation, court costs, attorneys' fees and disbursements in connection with any summary proceedings to dispossess any tenant;

         (18) fines, judgments or awards against Landlord based on Landlord's gross negligence, willful misconduct or criminal acts;


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

         (19) general overhead of Landlord's or Landlord's managing agent's office;

         (20) costs resulting from Landlord's default under any lease, except to the extent such costs represent the costs of maintenance, repairs or other items otherwise includable in CAM Charges;

         (21) compensation of clerks, attendants or other persons in concessions serving the public and operated by Landlord or the managing agent (such as shoeshine, newsstand, etc.);

         (22)     costs for purchasing works of fine art;

         (23) items to the extent actually reimbursed to Landlord pursuant to any warranties or guarantees; and

         (24) management fees in excess of four percent (4%) of the rent of the Project.

         (d)      Capital Expenditures /Mandated Alterations.

                  If, for any reason, including imposition of governmental requirements, laws or regulations, Landlord shall expend monies directly or indirectly which are intended to reduce the energy consumption of the Project and which, by generally accepted accounting principles are treated as capital expenditures, the annual CAM Charges of the Project shall also include the amortization of such capital expenditures based upon a useful life acceptable to the appropriate taxing authority provided Tenant receives the benefit of such reduced consumption by way of a percentage reduction in Tenant's monthly prorata share of CAM Charges. In the event that any local, state or federal government shall, by any legally enforceable legislative, administrative or judicial action, whether by ordinance, act, statute, order, mandate, rule, regulation or otherwise, require during the Term of this Lease any alteration of or improvement to any portion of the Project, excluding the Premises (a "Mandated Alteration"), which, by generally accepted accounting principles would be treated as a capital expenditure, then, provided that such Mandated Alteration is the result of the adoption of a new or changed ordinance, act, statute, order, mandate, rule or regulation or interpretation thereof not existing on the Commencement Date of this Lease, the annual CAM Charges shall also include the annual amortization of such capital expenditure based upon a useful life of not less than five (5) years; provided however, that in no event shall the annual Additional Rent assessed to Tenant that is attributable to such Mandated Alteration exceed twenty cents ($.20) multiplied by the rentable square footage of the Premises. To avoid any doubt, Landlord will not double charge Tenant for any cost permitted to be passed through to Tenant under Section 4(c) above and under this Section 4(d).

         (e)      Estimated Payments.

                  (i) Prior to the Commencement Date and prior to January 1 of each subsequent calendar year during the Term of this Lease, or as soon thereafter as possible, Landlord shall deliver to Tenant an estimate of (A) the Tax Charges for that calendar year (the "Tax Estimate"), (B) the Insurance Charges for that calendar year (the "Insurance Estimate"), and (C) the total CAM Charges for that calendar year (the "CAM Estimate") and Tenant's Share thereof. Landlord shall use commercially reasonable efforts to deliver such estimate to Tenant by no later than April 1 of each year during the Term. The Tax Estimate, the Insurance Estimate and the CAM Estimate are sometimes referred to hereinafter collectively as the "Common Cost Estimates". The initial Common Cost Estimates for calendar year 2000 is $1.41 per rentable square foot of the Premises. The Common Cost Estimates for any subsequent calendar year shall not exceed 103% of the Common Cost Estimates for the immediately


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

preceding calendar year, on an aggregate basis (as opposed to a line-by-line or component basis), unless there is a reason for a greater percentage increase and Landlord provides Tenant with information relating thereto. The preceding sentence is not intended and shall not be construed to limit or cap in any way the amount of Additional Rent which may become due and payable pursuant to the provisions of subsection 4(e)(ii) below. Tenant shall thereafter during that calendar year pay to Landlord one-twelfth (1/12) of the amount of Tenant's Share of the Common Cost Estimates at the same time its monthly installments of Base Rent hereunder are due and payable. In the event Landlord shall not have furnished the Common Cost Estimates to Tenant by January 1 of any calendar year, then until the first day of the second month next following the month in which the Common Cost Estimates are furnished to Tenant, Tenant shall pay to Landlord on the first day of each calendar month an amount equal to the aggregate monthly installment of Tenant's Share of the Tax Charges, Insurance Charges and CAM Charges which was payable by Tenant to Landlord with respect to the last month of the preceding calendar year. In such event, at such time as Landlord furnishes the Common Cost Estimates to Tenant, Landlord shall give Tenant notice stating whether the aggregate amount of the installments of Tenant's Share of the Tax Charges, Insurance Charges and CAM Charges previously paid for such calendar year is more or less than the aggregate amount of the installments due for such portion of the calendar year as computed in accordance with the Common Cost Estimates, and (A) if there shall be a deficiency, then within thirty (30) days after the Tenant receives the Common Cost Estimates, Tenant shall pay the amount of such deficiency, (B) if there shall have been an overpayment, Landlord shall credit Tenant in the amount thereof toward the subsequent installments of the Tax Charges, Insurance Charges and CAM Charges, and (C) on the first day of the second month next following the month in which the Common Cost Estimates are furnished to Tenant, and monthly thereafter for the balance of such calendar year, Tenant shall pay to Landlord one-twelfth (1/12) of the amount of Tenant's Share of the Tax Charges, Insurance Charges and CAM Charges as set forth in the Common Cost Estimates.

                  (ii) At such time as Landlord is able to determine the actual Tax Charges, Insurance Charges and CAM Charges for each calendar year, Landlord shall deliver to Tenant a statement thereof (including a break down of the charges) and, in the event the estimated Tax Charges, Insurance Charges and CAM Charges differ from the actual Tax Charges, Insurance Charges and CAM Charges, then (A) if there shall be a deficiency, then within thirty (30) days after Tenant receives the statement of the actual Tax Charges, Insurance Charges and CAM Charges, Tenant shall pay the amount of such deficiency, and (B) if there shall have been an overpayment, Landlord shall credit Tenant in the amount thereof toward the subsequent installments of the Tax Charges, Insurance Charges and CAM Charges coming due in the next calendar year. Landlord shall use commercially reasonable efforts to deliver such statement to Tenant by no later than April 1 of each year during the Term commencing in calendar year 2002, but Landlord's failure to deliver any such statement to Tenant by April 1 of any calendar year shall not affect Tenant's obligation to pay the amount of any such deficiency. If such statement is not delivered to Tenant by April 1 of any calendar year and if Tenant shall have made an overpayment requiring a credit as provided in (B) above, then, in those events, there shall be added to such credit interest at the Default Rate from April 1 to the date on which such statement is delivered to Tenant. If such statement with respect to any calendar year of the Term is not delivered to Tenant on or before the date which is two
(2) years after the end of the Term, then Tenant shall not be responsible for any deficiency described in (A) above which is applicable to the calendar year for which Tenant has not received such statement.

         (f) "Tenant's Share", as used herein, shall mean the number, stated as a percentage, determined by dividing the rentable square footage of the Premises as stated in Section 1 by the number rentable square feet in the improvements in the Project. Landlord represents and warrants that as of the date of this Lease, the Project contains approximately 91,213 square feet of rentable area; therefore, the parties


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

thereto stipulate and agree that the initial Tenant's Share shall be 54.51%. In the event of any change in the area (in rentable square feet) of the Premises or the Project, Tenant's Share shall be adjusted to reflect such change on a prorated, daily basis. Without limiting the generality of the foregoing, if the physical size of the rentable area of the improvements in the Project increases, then Tenant's Share shall be adjusted to reflect such change in accordance with the foregoing formula.

         (g) Any payment to be made pursuant to this Section 4 with respect to the calendar year in which this Lease commences or terminates shall be prorated.

         (h) Subject to the terms and conditions in this paragraph, Tenant shall have the right to cause an audit of Landlord's books and records for the purpose of determining the accuracy of the CAM Charges charged to Tenant and Landlord's compliance with this Lease with respect thereto. In addition, from time to time upon demand of Tenant, Landlord shall provide Tenant with reasonably satisfactory backup documentation as to applicable costs and expenses. Tenant and a commercially recognized certified public accounting firm shall have the right to inspect and/or audit Landlord's records at Landlord's office upon at least ten (10) days' prior notice during normal business hours during the one hundred eighty (180) days following the respective delivery of Landlord's annual statement of actual CAM Charges for the preceding calendar year. Tenant agrees that such inspection and/or audit shall be conducted in a manner designed not to unreasonably interfere with the conduct of Landlord's business. The inspection and/or audit shall be limited to that portion of Landlord's books and records pertaining only to the CAM Charges for the preceding calendar year, unless the inspection and/or audit proves that Landlord's calculation of CAM Charges was in error, in which case Tenant shall have the right to inspect and/or audit Landlord's books and records for prior years pertaining only to such erroneous component of CAM Charges. Tenant and such certified public accountant must agree, in their contract for such services, to such confidentiality restrictions and shall specifically agree that the results shall not be made available to any other tenant of the Project. The results of any such inspection and/or audit shall be kept confidential by Tenant and its officers and employees (except for such disclosures required by law or in connection with any arbitration with Landlord as provided in this paragraph below). Unless Tenant sends to Landlord any written exception to Landlord's annual report within said one hundred eighty (180) day period, along with a written copy of Tenant's audit results, such report shall be deemed final and accepted by Tenant. Tenant shall pay the amount shown on Landlord's annual statement of actual CAM Charges in the manner prescribed in this Lease, whether or not Tenant takes any such written exception, without any prejudice to such exception. If Tenant makes a timely exception, Landlord may cause its independent certified public accountant or shall select and cause another firm with at least five (5) years of experience in auditing the books and records of commercial office projects to issue a report in response to Tenant's exception. Any dispute between Landlord and Tenant with respect to CAM Charges arising by reason of Tenant's audit shall be determined by arbitration by a panel of three arbitrators in accordance with the then current rules and regulations for commercial matters of the American Arbitration Association or its successor (hereinafter referred to as the "AAA"). The determination of the arbitrators shall be final, binding and conclusive on Landlord and Tenant, and judgment may be rendered thereon by any court having jurisdiction, upon application of either Landlord or Tenant. Each party shall have the right to select one of the arbitrators, and the third arbitrator, who shall be a competent and impartial person with at least ten (10) years' experience in office management accounting in the metropolitan Atlanta area, shall be selected by the other two arbitrators or, failing agreement by them, the AAA. The fees and expenses of the arbitrators under this subsection shall be borne equally by both parties.

         5.       SIGNS; LIGHTING.

         Tenant shall not, without Landlord's prior written consent:

                  (a) install, alter or replace any exterior lighting, decorations, exterior paintings, awnings, canopies or the like, or

                  (b) erect, install, alter or replace any signs, window or door lettering, placards, decorations or advertising media of any type which can be viewed from the exterior of the Premises, except for Tenant's illuminated logo to be placed in the lobby of the Premises which Landlord hereby approves. All of the same shall be subject to the sign criteria established by Landlord for the Project from time to time in the exercise of its sole discretion, and shall be subject to the prior written approval of Landlord as to construction, method of attachment, size, shape, height, lighting, color and general appearance. Tenant shall be solely responsible for all costs associated with the installation and maintenance of such signs. All signs are subject to applicable laws and deed restrictions and shall conform to any national, local or municipal ordinance or regulation. All signs shall be kept in good condition and in proper operating order at all times. At Landlord's option and request, Tenant shall remove all signs at the termination of this Lease, and shall repair any damage and close any holes caused by such removal, with such repairs to be made in a good workmanlike manner. Tenant shall not erect any signs on the roof or paint or otherwise deface the exterior walls of the Building.

         6.       USAGE AND INSURANCE.

         The Premises shall be used only for the purpose of general office use and other customary uses related to the use of the Premises as a first-class office building, including the operation of a data center, the operation of a copy center for Tenant's internal use, and the operation of a lunchroom or cafeteria for use by Tenant's employees and invitees (but not for the sale of food or other products to the general public). Under no circumstances shall Tenant be permitted to use, maintain, store or dispose of any blood or plasma products within the Project or the Premises, whether in connection with Tenant's business operations or otherwise. Tenant shall comply with all governmental laws, ordinances and regulations applicable to the use of the Premises, and shall promptly comply with all governmental orders and directives for the correction, prevention and abatement of nuisances in, upon, or connected with the Premises, all at Tenant's sole expense. Without Landlord's prior written consent, Tenant shall not receive, store or otherwise handle any product, material or merchandise which is explosive or highly inflammable or any other hazardous substance, other than customary cleaning products and office supplies in reasonable quantities, subject always to the provisions of Section 22 below. Tenant will not permit the Premises to be used for any purpose which would render the insurance thereon void or the insurance risk more hazardous (unless Tenant pays the entire amount of any increase in Landlord's Insurance Charges resulting from such increased risk); nor shall the Premises be used for any illegal purposes; nor in violation of any regulation of governmental body; nor in any manner to create any nuisance or trespass. If the insurance premiums on the building in which premises are located are increased due to Tenant's use of the Premises, then, Tenant shall pay such increase in premium as Additional Rent.

         7.       JANITORIAL SERVICE.

         Tenant, at its own cost and expense, shall pay all charges for janitorial services performed in the Premises during the Term of this Lease. Tenant shall contract with a the janitorial services company.

         8.       SERVICES.

         (a) Tenant, at its sole cost and expense, shall pay all charges for gas and electricity used or consumed by Tenant or others from the Premises or any portion thereof during the Term of this Lease. Such charges shall be paid by Tenant directly to the applicable utility company. Upon Landlord's request from time to time no more than twice annually (or at any time in the event Landlord receives notice from any utility provider that such charges have not been timely paid by Tenant), Tenant shall provide evidence to Landlord that Tenant has paid such utility charges in full to the applicable utility company. In addition, Tenant agrees to reimburse Landlord semi-annually and immediately upon ten (10) business days' notice, as Additional Rent hereunder, Tenant's Share of any and all water charges incurred by, at or from the Building. If the water to the Building is separately metered, then notwithstanding anything contained to the contrary in this Lease, Tenant's Share of such water charges shall be 100%.

         (b) Tenant shall pay all telephone charges for services contracted for by or on behalf of Tenant or other occupant of the Premises or any portion thereof.

         (c) Failure in the provision or furnishment of any of said services, or any cessation thereof, resulting from any cause whatsoever shall neither render Landlord liable in any respect for damages to either person or property, be construed as an eviction of Tenant, work an abatement of rent nor relieve Tenant from fulfillment of any covenant of this Lease. Landlord agrees that Landlord shall not divert or otherwise reduce the present electrical capacity of the Building during the Term of this Lease for use by any other portion of the Project or other tenant therein. Should any of the equipment or machinery break down, or for any cause cease to function properly, Tenant shall repair the same properly, and Tenant shall have no claim for rebate of rent or damages on account of any interruptions in service occasioned from the repairs.

         9.       REPAIRS AND MAINTENANCE.

         (a) Landlord agrees that it shall at all times, at its sole cost and expense, keep the roof of the Building and the structural walls (excluding windows, window glass, plate glass and all doors), the structural floors, the structural beams/columns of the Building, and the foundation of the Building in good repair and condition, reasonable wear and tear and any damage caused by Tenant or Tenant's employees, officers, servants, agents, contractors, subcontractors, assignees, sublessees, licensees or invitees or persons employed by any of them excepted. If any exterior glass is destroyed or displaced as a result of a defect in the structure of the Building or as a result of needed maintenance or repairs to the structure of the Building, then Landlord shall, at its expense, repair or replace any such exterior glass as needed. In addition, Landlord agrees that it shall at all times, keep the Common Areas in good repair and condition, reasonable wear and tear excepted, and will promptly make all repairs thereto which may be necessary during the Term of this Lease. Tenant agrees that the costs associated with the immediately preceding sentence shall be included in CAM Charges and paid by Tenant to Landlord as set forth in
Section 4 above and subject to the limitations set forth in Section 4 above. In addition, subject to the provisions of Exhibit "B" attached hereto, prior to the date on which Landlord delivers possession of the Premises to Tenant, Landlord shall test and evaluate the HVAC systems of the Building and cause such HVAC system to be in good working order prior to such date. Except as specifically set forth herein, Tenant shall be responsible for all other maintenance, repair and replacements required to the Premises and in connection with the Premises. Landlord shall not be liable to Tenant for any damage or inconvenience, and Tenant shall not be entitled to any abatement or reduction of rent, by reason of any repairs, alterations or additions made by Landlord under this Lease.

         (b) Other than those items for which Landlord shall be responsible in accordance with the provisions in Section 9(a) above, Tenant shall, at its own cost and expense, perform all maintenance, make all repairs, and replace any and all damages or injury to all or any part of the Premises, in order to keep the Premises in good, safe and clean condition and repair at all times, including, but not limited to repairing any damage or injury caused by Tenant or Tenant's agent, employees, invitees, licensees or visitors; provided, however, if Tenant fails to make the repairs or replacements within thirty (30) days of receipt of notice of the need for such repairs or replacements (or such longer or shorter period as may be reasonable under the circumstances), Landlord may, at Landlord's option, make the repairs or replacements and Tenant shall reimburse the actual cost plus fifteen (15%) percent overhead and administrative to Landlord on demand. Landlord hereby grants Tenant the license to have access to the roof of the Building solely for purposes of Tenant repairing, maintaining and replacing the air conditioning units serving the Premises, provided that Tenant shall be responsible for repairing any damage to the roof caused by Tenant or Tenant's employees, officers, servants, agents, contractors, subcontractors, assignees, sublessees, licensees or invitees or persons employed by any of them, and provided further that Tenant shall not cause or permit any act to occur which would invalidate any roof warranty or bond.

         (c) Tenant shall not commit or allow any waste or damage to be committed on any portion of the Premises, and at the termination of this Lease, by lapse of time or otherwise, Tenant shall deliver the Premises to Landlord in as good condition as at the date of first possession of Tenant, only ordinary wear and tear excepted. The actual cost and expense plus fifteen (15%) percent overhead and administrative of any repairs necessary to restore the condition of the Premises shall be borne by Tenant, and if Landlord undertakes to restore the Premises, it shall have the right of reimbursement against Tenant.

         (d) Throughout the Term of this Lease, Tenant shall be responsible for, among other items, the repairing or replacement of all fixtures installed by Tenant, windows (other than any exterior glass for which Landlord shall be responsible in accordance with the provisions in Section 9(a) above), glass (other than any exterior glass for which Landlord shall be responsible in accordance with the provisions in Section 9(a) above), plate glass (other than any exterior glass for which Landlord shall be responsible in accordance with the provisions in Section 9(a) above), locks, interior walls, floors, preventive and routine maintenance of and repair/replacement to the heating, ventilating and air conditioning systems and to the electrical, plumbing and sprinkler systems serving the Premises. Maintenance made under this subsection shall be made at Tenant's expense. Said mechanical unit requires periodic filter change and routine service and adjustments at least four times annually. Tenant agrees to enter into a preventive maintenance agreement with a service firm reasonably approved by Landlord to provide said maintenance during the Term of this Lease and any extensions thereof. A copy of said agreement or contract shall be supplied to the Landlord within thirty (30) days after occupancy and Tenant is subject to audit or inspection at all times to determine compliance. Provided that Tenant shall have fully and strictly complied with its obligations hereunder, if the compressor, condenser or other major components of the existing 20-ton or 5-ton air conditioning units servicing the Premises become in need of repair or replacement during the Term of this Lease, then the first $1,000 of repair or replacement cost per occurrence in the case of the 20-ton units and the first $500 in repair or replacement cost per occurrence in the case of the 5-ton unit shall be paid by Tenant and Landlord, at Landlord's cost and expense and not as a component of CAM Charges, shall pay the reasonable repair and/or replacement costs per occurrence in excess thereof, provided that Landlord's prior written consent of the nature and scope of the repair and replacement and cost thereof is obtained by Tenant, which consent by Landlord shall not be unreasonably withheld. Tenant shall further enter into a pest control maintenance contract with a professional pest control company.

         (e) The following event shall be deemed to be an event of default by Landlord under this Lease: Landlord shall fail to comply with the covenant made by Landlord under Section 9(a) above to maintain and repair the roof of the Building in accordance with the terms and provisions of Section 9(a) of this Lease and shall not cure such failure within thirty (30) days after receipt by Landlord and any mortgagee of Landlord of written notice thereof by Tenant; provided, however, if such default is of a nature that it can be cured and if Landlord in good faith commences to cure such default within such cure period, but due to the nature of such default it could not be cured within such cure period after due diligence, no event of default shall be deemed to have occurred at the end of the cure period if Landlord is then diligently pursuing such cure to completion and completes such cure as promptly as reasonably possible under all of the circumstances. Upon the occurrence of the aforesaid event of default by Landlord, while the condition which gave rise to the event of default continues, Tenant shall have the option to perform such obligation which Landlord has failed to perform, and the actual reasonable amount of the cost and expense incurred by Tenant to perform such obligation shall be paid by Landlord to Tenant. Tenant shall provide Landlord with copies of the invoice or other written evidence of the costs and expenses incurred by Tenant for which Tenant claims reimbursement. If Landlord shall fail to pay such costs and expenses within thirty (30) days after written demand therefor, Tenant shall have the right to deduct the amount due by Landlord to Tenant hereunder as an offset from Base Rent next due hereunder.

         10.      COMPLIANCE WITH LAWS, RULES AND REGULATIONS.

         Tenant shall comply with all laws, ordinances, orders, rules and regulations of state, federal, municipal or other agencies or bodies having jurisdiction relating to the use, condition and occupancy of the Premises. Landlord represents and warrants that to the best of Landlord's actual knowledge, Landlord has not received written notice from any applicable governmental authority that the Premises is in violation of any laws, ordinances, orders, rules or regulations of state, federal, municipal or other agencies or bodies having jurisdiction relating to the use, condition and occupancy thereof. Tenant will comply with the rules of the Building adopted by Landlord, which are set forth on Exhibit "D" attached to this Lease. Landlord shall have the right at all times to change the rules and regulations of the Building or to amend them in any reasonable manner as may be deemed advisable for the safety, care and cleanliness, and for the preservation of good order, of the Premises. All changes and amendments in the rules and regulations of the Building will be sent by Landlord or Tenant in writing and shall thereafter be carried out and observed by Tenant.

         11.      LANDLORD IMPROVEMENTS.

         Construction is to be done by Landlord on the Premises prior to Tenant's occupancy pursuant to the terms and provisions of Exhibit "B". Upon "substantial completion" of the Initial Improvements (as defined in Exhibit "B"), Tenant agrees to accept delivery of the Premises and to execute and deliver to Landlord a letter of acceptance accepting delivery of the Premises (an "Acceptance Letter"). "Substantial Completion" of the Initial Improvements shall be deemed to occur when the Initial Improvements shall have been substantially completed, a certificate of occupancy (either temporary or final) or other governmental permit shall have been issued for the Premises permitting legal use of the Premises, and there are no punch list item defects in the Initial Improvements which materially interfere with Tenant's use of the Premises for the purposes specified in this Lease. Subject to the provisions of
Section 2 above granting Tenant liquidated damages in certain circumstances, if the Initial Improvements have not been substantially completed on or before January 1, 2001, Landlord shall not be liable to Tenant in any manner for such delay. Other than such construction prior to occupancy and other than Landlord's maintenance obligations set forth in Section 9(a) above, Landlord shall have no obligation to alter, remodel, improve, repair, decorate or paint the Premises. By taking possession of the Premises, Tenant accepts the Premises as being in good order, condition and repair, and in the condition which Landlord is obligated to deliver them to Tenant, except for such items as Tenant may set forth on in the Acceptance Letter or a punch list to be provided from Tenant to Landlord in accordance with the Notices provision of this Lease within thirty (30) days after Landlord's delivery of possession of the Premises to Tenant. Tenant hereby expressly acknowledges and agrees that no representations concerning the condition of the Building or the Project have been made by Landlord to Tenant, except as may be specifically set forth in this Lease. Landlord shall not be liable for any failure to make any repairs or to perform any maintenance required of Landlord hereunder, unless such failure shall persist for an unreasonable period of time after written notice of the need for such repairs or maintenance is given to Landlord by Tenant in accordance with the Notices provision of this Lease.

         12.      ALTERATIONS, LIENS.

         The obligations of Landlord and Tenant to perform work and supply necessary materials and labor to prepare the Premises for occupancy are set forth in the Tenant Improvement Agreement attached hereto as Exhibit "B" and incorporated herein. Landlord and Tenant shall respectively expend such funds and do all acts required of each of them in the Tenant Improvement Agreement. Other than the matters specified in the Tenant Improvement Agreement, Tenant shall not make any alterations, additions or improvements in or to the Premises, nor install or attach fixtures in or to the Premises, without the prior written consent of Landlord, which consent shall not be unreasonably withheld or denied; provided, however, that with respect to any alterations, additions or improvements which affect the structure of the Building, materially adversely affect any of the Building's systems (e.g., mechanical, electrical or plumbing), are visible from the exterior of the Building, or do not comply with all laws, orders, ordinances, directions, requirements, rules and regulations of all governmental authorities, such consent shall be in Landlord's sole and absolute discretion. Notwithstanding the foregoing, Landlord's consent shall not be required (but prior notice from Tenant to Landlord shall be required) for any proposed minor, interior, non-structural alteration, addition or improvement which does not affect the structure of the Building, does not materially adversely affect any of the Building's systems (e.g., mechanical, electrical or plumbing), does not require the use of materials, finishes or installations other than Building standard items, is not visible from the common areas or exterior of the Building, is in full compliance with all laws, orders, ordinances, directions, requirements, rules and regulations of all governmental authorities, and does not exceed Fifty Thousand Dollars ($50,000.00) in cost in the aggregate in each instance. Notwithstanding the foregoing, no such prior notice to Landlord shall be required for any painting, carpeting and/or purely decorative changes made to the interior of the Premises, regardless of the cost thereof. All alterations, additions or improvements made, installed in or attached to the Premises by Tenant, upon the consent specified above, shall be made at Tenant's expense in a good and workmanlike manner, in accordance with the plans and specifications prepared for Tenant by a registered architect and approved by Landlord, all applicable laws, ordinances, regulations and other requirements of any appropriate governmental authority, and any applicable covenants or other restrictions prior to the commencement of any work permitted in accordance with this Section, Tenant shall deliver to Landlord a certificate of insurance in favor of Landlord from the contractor or contractors which will perform the work certifying that insurance coverage reasonably satisfactory to Landlord is in effect.

         Tenant shall keep the Premises free from all liens, rights to liens or claims of liens of contractors, subcontractors, mechanics or materialmen for work done or materials furnished to the Property at the request of Tenant; whenever and so often as any such lien shall attach or claims therefor shall be filed against the Property or any part thereof as a result of work done or materials furnished to the Property at the request of Tenant, Tenant shall, within thirty (30) days after Tenant has notice of the claim for lien, cause the same to be discharged of record, which discharge may be accomplished by payment, deposit or bonding proceedings. If Tenant shall fail to cause such lien to be discharged within the period aforesaid, then, Tenant shall be in default of its obligations hereunder and, in addition to any other right or remedy, Landlord may, but shall not be obligated to, discharge the same either by paying the amount claimed to be due or by procuring the discharge of such lien by deposit or by bonding proceedings. Any amount so paid by Landlord and all costs and expenses, including without limitation attorneys' fees, incurred by Landlord in connection therewith shall constitute Additional Rent payable by Tenant under this Lease and shall be paid by Tenant in full within ten (10) business days of demand of Landlord, together with interest at the Default Rate thereon from the date the same was paid by Landlord as provided herein. Tenant shall not have the authority to subject the interest or estate of Landlord to any liens, rights to liens or claims of liens for services, material, supplies or equipment furnished to Tenant, and all persons contracting with Tenant are hereby charged with notice that they must look to Tenant and to Tenant's interest only to secure payment.

         Except for items which are easily removable, or which can be removed but require remediation of the Premises which Tenant agrees to perform at Tenant's cost and expense, all alterations, additions or improvements, including, but not limited to, fixtures, partitions, counters and window and floor coverings, which may be made or installed by either of the parties hereto upon the Premises, irrespective of the manner of annexation, and irrespective of which party may have paid the cost thereof, shall be the property of Landlord, and shall remain upon and be surrendered with the Premises as a part thereof at the termination of this Lease, without disturbance, molestation or injury; provided, however, Tenant shall have the right to remove from the Premises movable office furniture, movable partitions, data processing and related equipment and improvements put in at the expense of Tenant, but only if such furniture, equipment and improvements were not constructed or installed as part of the "Initial Improvements" pursuant to the Tenant Improvement Agreement or other written consent by Landlord. Tenant shall, prior to the termination of this Lease, restore any areas damaged or affected by the removal of any such furniture, equipment and improvements to the condition existing prior to the installation of such furniture, equipment and improvements. The parties acknowledge and agree that any improvements, alteration, additions, equipment or facilities constructed or installed as part of the "Initial Improvements" pursuant to the Tenant Improvement Agreement provided herein or other written consent by Landlord, shall be the property of Landlord and shall remain upon and be surrendered with the Premises as a part thereof at the termination of this Lease. Notwithstanding the foregoing, however, upon written notice delivered to Tenant at the time of Landlord's approval of Tenant's plans and specifications, Landlord may elect that any or all installations made or installed by or on behalf of Tenant after the Commencement Date that are non-standard for general office use be removed at the end of the Lease Term and, if Landlord so elects, Tenant shall restore the Premises to the condition they were in previous to such alterations, additions, improvements, partitions and fixtures on or before the termination of this Lease, reasonable wear and tear excepted. Such removal and restoration shall be at the sole expense of Tenant. Further, notwithstanding anything herein contained, Landlord shall be under no obligation to insure such alterations, additions, improvements, partitions and fixtures or anything in the nature of a leasehold improvement made or installed by or on behalf of Tenant, and all property of Tenant, Tenant's agents, servants, employees, invitees, licensees, contractors, subcontractors or any other person, shall be on the Premises at the risk of Tenant only, and Landlord, shall not be responsible for any damage, destruction, or theft thereof.

         13.      CONDEMNATION.

         In the event any material portion of the Building or substantially all of the parking available for use by Tenant, or all of the means of ingress and egress to the Building, shall be taken by condemnation or the exercise of the right of eminent domain, or if in lieu of any formal condemnation proceedings or actions, if any, Landlord shall sell any material portion thereof, to the governmental or other public authority, agency, body or public utility, seeking to take said land, thereby rendering the Premises unsuitable for the continuation of Tenant's business operations therein, as determined by Landlord or Tenant in either of their reasonable discretion, then either party, at its option, may terminate this Lease upon ten (10) days' prior written notice to the other, provided such notice is delivered within thirty (30) days from the date of possession by the condemning authority and prepaid rent shall be proportionately refunded from the date of possession by the condemning authority. All damages awarded for such taking, or paid as the purchase price for such sale and conveyance in lieu of formal condemnation proceedings, whether for the fee or the leasehold interest, shall belong to and be the property of Landlord; provided, however, Tenant shall have the sole right to reclaim and recover from the condemning authority, but not from Landlord, such condemnation as may be separately awarded or recoverable by Tenant in Tenant's own right on account of any and all costs or loss (including loss of business) to which Tenant might be put in removing Tenant's merchandise, furniture, fixtures, leasehold improvements and equipment to a new location. Tenant shall execute and deliver any instruments, at the expense of Landlord, as Landlord may deem necessary to expedite any condemnation proceedings or to effectuate a proper transfer of title to such governmental or other public authority, agency, body or public utility seeking to take or acquire the said lands and Premises or any portion thereof. Tenant shall vacate the Premises, remove all Tenant's personal property therefrom and deliver up peaceable possession thereof to Landlord or to such other party designated by Landlord in the aforementioned notice. Failure by Tenant to comply with any provisions of this Section shall subject Tenant to such costs, expenses, damages and losses as Landlord may incur by reason of Tenant's breach hereof. If neither party chooses to terminate this Lease, then to the extent and availability of condemnation proceeds received by Landlord and subject to the rights of any mortgagee thereto, Landlord shall at the sole cost and expense of Landlord and with due diligence and in good and workmanlike manner, restore and reconstruct the Premises (including the Initial Improvements) within a period of one hundred eighty (180) working days after the date of the physical taking, and such restoration and reconstruction shall make the same reasonable tenantable and suitable for the general use being made by Tenant prior to the taking; provided, however, that Landlord shall have no obligation to restore and reconstruct Tenant's leasehold improvements (other than the Initial Improvements) unless and to the extent that Landlord receives an award of condemnation proceeds specifically designated as compensation for such improvements and receives any mortgagees consent to do so. Notwithstanding the foregoing, if Landlord has not completed such restoration and reconstruction on or before one hundred eighty
(180) working days after the date of physical taking, Tenant, in addition to any other rights and remedies Tenant may have, shall have the right to cancel this Lease. If this Lease continues in effect after such physical taking, the rent which is payable hereunder shall be equitably adjusted both during the period of restoration and reconstruction operations of Landlord and during the unexpired portion of the Lease Term.

         In the event Landlord, during the Lease Term, shall be required by any governmental authority or the order of decree of any court, to repair, alter, remove, reconstruct or improve any part of the Premises, other than those repairs, alterations or improvements required as a result of Tenant's use, occupancy and operation at the Premises, then such repairs, alterations, removal, reconstruction or improvement may be made by and at the expense of Landlord and shall not in any way affect the obligations or covenants of Tenant herein contained, and Tenant hereby waives all claims for damages or abatement of rent because of such repairs, alterations, removal, reconstruction or improvement, except that rent shall abate during the period of and to the extent of untenantability; provided, if the repairs, alterations, removal, reconstruction or improvement required, ordered or decreed shall render the Premises untenantable, then unless said repairs, alteration, removal, reconstruction or improvement is completed within one hundred eighty (180) working days after the date of the notice, requirement, order or decree, either party hereto upon written notice to the other party given not later than two hundred ten (210) working days after the date of said notice, requirement, order or decree, may terminate this Lease, in which case rent shall be apportioned and paid to the date the Premises were rendered untenantable;

provided however that where the requirement by a governmental authority having jurisdiction to repair, alter, remove, reconstruct or improve any part of the Premises arises out of any act of omission or commission by Tenant, or out of Tenant's specific use of the Premises, then such repair, alteration, removal, reconstruction of improvement shall be effected promptly at the sole cost and expense of Tenant and there shall not, in any event, be any abatement of rent nor any right in Tenant to terminate this Lease whether or not the completion of such repair, alteration, removal, reconstruction or improvement takes more than one hundred eighty (180) working days.

         14.      FIRE AND CASUALTY.

         (a) If the Premises shall be partially or totally damaged or destroyed by fire or other casualty, then whether or not the damage or destruction shall have resulted from the fault or neglect of Tenant, or its employees, agents or visitors, and if this Lease shall not have been terminated as in this Section 14 hereinafter provided, then Landlord shall repair the damage and restore and rebuild the Premises, without limiting the rights of Landlord under any other provisions of this Lease, with reasonable dispatch after notice to it of the damage or destruction; provided, however, that Landlord shall not be required to repair or replace any of Tenant's personal property or any leasehold improvements made after the Commencement Date.

         (b) If the Premises shall be partially damaged or partially destroyed by fire or other casualty, then whether or not such fire or damage shall have resulted from the negligence of Tenant, the rents payable hereunder shall be abated to the extent that the Premises shall have been rendered untenantable and are in fact not occupied by Tenant for the period from the date of such damage or destruction to the date the damage shall be repaired or restored. If the Premises or a major part thereof shall be totally (which shall be deemed to include substantially totally) damaged or destroyed and rendered completely (which shall be deemed to include substantially completely) untenantable on account of fire or other casualty, the rents shall abate as of the date of the damage or destruction and until Landlord shall repair, restore and rebuild the Building and the Premises; provided, however, that should Tenant reoccupy a portion of the Premises during the period the restoration work is taking place and prior to the date that the same are made in all material respects tenantable, rents allocable to such portion shall be payable by Tenant from the date of such occupancy.

         (c) If the Premises shall be totally damaged or destroyed by fire or other casualty, or if the Premises shall be so damaged or destroyed by fire or other casualty as to require a reasonably estimated expenditure of more than forty percent (40%) of the full insurable value of the Building immediately prior to the casualty, or if there shall be damage to the Premises resulting from a risk other than an insured risk to an extent greater than twenty-five percent (25%) of the replacement cost of the Premises above the foundation, then in any such case Landlord may terminate this Lease by giving Tenant notice to such effect within ninety (90) days after the date of the casualty. In case of any damage or destruction mentioned in this Section 14, if Landlord has not substantially completed the making of the required repairs and restored and rebuilt the Premises and access thereto for any reason other than Force Majeure Delay or Tenant Delay within three hundred sixty-five (365) days from the date of the commencement of the restoration work, then Tenant may terminate this Lease upon not less than thirty (30) days' written notice to Landlord given at any time prior to substantial completion of the restoration work; provided, however, in the event Landlord substantially completes the repairs and restoration of the Premises and access thereto within the thirty (30) day period following Landlord's receipt of Tenant's written notice electing to terminate this Lease, Tenant's termination notice shall be void and of no force or effect and this Lease shall continue in full force and effect for the remainder of the Term, unless earlier terminated pursuant to any other provision of this Lease. In the case of any damage or destruction to the Premises occurring during the last twelve (12) months of the Term of this Lease, either Landlord or Tenant may terminate this Lease by written notice to the other if Landlord reasonably estimates that more than sixty (60) days shall be required to substantially complete the making of the required repairs and restore and rebuild the Premises.

         (d) In the case of any damage or destruction mentioned in Section 14, Landlord, within sixty (60) days after such damage or destruction, or within such longer period as may be reasonably required, shall deliver to Tenant an estimate (the "Estimate") of the time (the "Estimated Time") required to repair or restore the damage or destruction, prepared by an independent contractor or architect selected by Landlord. In addition to Tenant's rights to terminate this Lease as provided in Section 14(c), if the Estimated Time set forth in the Estimate exceeds three hundred sixty-five (365) days from the date of the Estimate, Tenant may terminate this Lease by notice to Landlord delivered by Tenant within ten (10) days after Tenant's receipt of the Estimate.

         (e) No damages, compensation or claim shall be payable by Landlord for inconvenience, loss of business, annoyance or otherwise arising from any repair or restoration of any portion of the Premises pursuant to this Section 14(c) above.

         (f) Landlord will not carry separate insurance of any kind on Tenant's property or improvements constructed after the Commencement Date, and shall not be obligated to repair any damage thereto or replace the same. Tenant shall maintain insurance on Tenant's property and on any improvements made after the Commencement Date, and Landlord shall not be obligated to repair any damage thereto or replace the same.

         (g) Landlord and Tenant shall each look first to any insurance in its favor before making any claim against the other party for recovery for loss or damage resulting from fire or other casualty.

         (h) Landlord agrees to include in its fire insurance policies appropriate clauses pursuant to which the insurance companies (i) waive all right of subrogation against Tenant with respect to losses payable under such policies and/or (ii) agree that such policies shall not be invalidated should the insured waive in writing prior to a loss any or all right of recovery against any party for losses covered by such policies. Tenant agrees to include in its fire insurance policy or policies on its furniture, furnishings, fixtures and other property removable by Tenant under the provisions of this Lease appropriate clauses pursuant to which the insurance company or companies (i) waive the right of subrogation against Landlord with respect to losses payable under such policy or policies, and/or (ii) agree that such policy or policies shall not be invalidated should the insured waive in writing prior to a loss any or all right of recovery against any party for losses covered by such policy or policies. Provided that Landlord's right of full recovery under its policy or policies aforesaid is not adversely affected or prejudiced thereby, Landlord hereby waives any and all right of recovery which it might otherwise have against Tenant, its servants, agents and employees, for loss or damage occurring to the Building and the fixtures, appurtenances and equipment therein, to the extent the same is covered by Landlord's insurance, notwithstanding that such loss or damage may result from the negligence or fault of Tenant, its servants, agents or employees. Provided that Tenant's right of full recovery under its aforesaid policy or policies is not adversely affected or prejudiced thereby, Tenant hereby waives any and all right of recovery which it might otherwise have against Landlord, its servants, agents and employees, for loss or damage to Tenant's furniture, furnishings, fixtures and other property removable by Tenant under the provisions hereof to the extent that same is covered by Tenant's insurance, or would have been covered by Tenant's insurance had Tenant complied with Tenant's insurance obligations under this Lease, notwithstanding that such loss or damage may result from the negligence or fault of Landlord, its servants, agents or employees, or such other tenant and the servants, agents or employees thereof. Landlord and Tenant hereby agree to advise the other promptly if the clauses to be included in their respective insurance policies pursuant to this

Section 14 cannot be obtained. Landlord and Tenant hereby also agree to notify the other promptly of any cancellation or change of the terms of any such policy which would affect such clauses.

         15.      INSURANCE.

         (a) Throughout the Lease Term, or any extension thereof, Landlord will insure the Building (excluding foundations and excavations) and the machinery and equipment contained therein owned by Landlord (excluding any property with respect to which Tenant is obliged to insure) against damage by fire, explosion and extended coverage, and other risks customarily insured against by owners of comparable office parks in the Atlanta, Georgia, metropolitan area. Landlord may, but shall not be obligated to, take out and carry any other form or forms of insurance as it or its mortgagee may determine advisable.

         (b) Tenant shall comply with all insurance regulations, and after Tenant has been notified of same nothing shall be done or kept in or on the Premises by Tenant which will cause cancellation of any such insurance. If any insurance policy upon the Premises or the Project or any part thereof shall be canceled or shall be threatened by the insurer to be canceled, the coverage thereunder reduced or threatened to be reduced or the cost thereof increased or threatened to be increased in any way by the insurer by reason of the use and occupation of the Premises by Tenant or by any assignee or subtenant of Tenant, other than in strict conformity with this Lease, the bringing onto or within the Building of any flammable, noxious or otherwise dangerous substance by Tenant or the conduct of any other activity in or about the Premises which in any way increases the hazard or risk beyond that for which the insurance was written and for the uses herein provided for, and if Tenant fails to remedy the condition giving rise to such cancellation, reduction on cost increase or threat thereof within five (5) business days after written notice thereof by Landlord, Landlord may, at its option, do any one of the following:

         (i) Declare a default by Tenant, and thereupon the provisions of this Lease with respect thereto shall apply; or

         (ii) If the sole action taken by such insurer is to raise the premium or other monetary cost of such insurance, demand payment from Tenant of such amount of the increase in the premium or other cost (over the previous base amount) as Additional Rent hereunder, and if Tenant fails to make payment of same to Landlord within thirty (30) days of such demand by Landlord in writing, Landlord may declare a default by Tenant and thereupon the provisions of this lease with respect thereto shall apply. Notwithstanding any contribution by Tenant to the cost of insurance premiums, as provided herein, Tenant acknowledges that it has no right to receive any proceeds from any such insurance policies carried by Landlord and that such insurance will be for the sole benefit of Landlord with no coverage for Tenant for any risk insured against.

         (c) Tenant shall, during its occupancy of the Premises and during the entire Lease Term, at its sole cost and expense, obtain, maintain and keep in full force and effect, and with Tenant, Landlord and Landlord's mortgagees named as additional insured therein as their respective interests may appear, the following types and kinds of insurance:

         (i) Property Insurance upon property of every description and kind owned by Tenant and located in the Building or for which Tenant is legally liable or installed by or on behalf or Tenant, including, without limitation, furniture, fittings, installations, alteration, additions, partitions and fixtures, in an amount not less than one hundred percent (100%) of the full replacement cost thereof; and in the event that there shall be a dispute as to the amount which comprise full replacement cost, the decision of Landlord shall be conclusive.

         (ii) Commercial general liability insurance in an amount not less than $1,000,000.00 for any one occurrence or such higher limits as Landlord may reasonably require from time to time; such insurance shall include coverage for "Fire Legal" liability (coverage against damage to the property of any other tenant of the Building for which Tenant would be liable) with respect to the Premises.

         (iii) Worker's compensation insurance in the amount required by law to protect Tenant's employees.

         (iv) Any other form or forms of insurance as Tenant or Landlord may reasonably require from time to time, in form, in amounts and for insurance risks against which a prudent tenant would protect itself, provided such additional coverage is appropriate, customary and generally required for like premises utilized for similar purpose in the Metropolitan Atlanta area.

         (d) All insurance policies shall be taken out with companies licensed and registered to operate in the State of Georgia (or if not licensed in the State of Georgia, a national company with a Best Rating of no less than A-) acceptable to Landlord in its reasonable discretion and in form satisfactory to Landlord in its reasonable discretion. Such insurance may be by blanket insurance policy or policies. Tenant shall deliver certificates evidencing such insurance policies, and any endorsement, rider or renewal thereof, to Landlord; certificates evidencing renewals shall be delivered to Landlord no later than fifteen (15) days after each renewal, as often as renewal occurs, and in no event less than fifteen (15) days prior to the date on which the policy would otherwise expire. All such insurance policies shall require said insurance companies to notify Landlord and Landlord's mortgagees in writing thirty (30) days prior to any material change, cancellation or sooner termination thereof. In addition to the foregoing, if Tenant performs any work on the Premises, prior to the commencement of any such work, Tenant shall deliver to Landlord certificates issued by insurance companies licensed and registered to operate in the State of Georgia, evidencing that workers' compensation insurance, public liability insurance and property damage insurance, all in amounts reasonably satisfactory to Landlord, are in force and effect and maintained by all contractors and subcontractors engaged by Tenant to perform such work. Landlord agrees to act reasonably and in good faith with respect to the decisions required of Landlord under this Section 15. The reasonableness of any consent or approval (or denial thereof) or of the exercise of Landlord's discretion shall be determined in accordance with generally accepted management, leasing, and operating practices for similar tenants in similar office buildings in the Metropolitan Atlanta area. The parties hereto intend that such reasonableness standard shall be implemented on an objective standard, instead of a subjective one, and such concept of reasonableness does not include or comprehend arbitrary or capricious reasons or considerations based on such factors such as pecuniary gain or mere personal preferences.

         16.      WAIVER OF SUBROGATION.

         Anything in this Lease to the contrary notwithstanding, Landlord and Tenant hereby waive and release each other of and from any and all rights of recovery, claim, action or cause of action, against each other, their agents, officers and employees, for any loss or damage that may occur to the Premises, improvements to the Building, or personal property (building contents) within the Building or the Project, by reason of fire, the elements or any other cause which could be insured against under the terms of standard fire and extended coverage insurance policies, regardless of cause of origin, including negligence of Landlord or Tenant and their agents, officers and employees. Because this Section will preclude the assignment of any claim mentioned in it by way of subrogation (or otherwise) to an insurance company (or any other person), each party to this Lease agrees immediately to give to each insurance company which has issued to it policies of fire and extended coverage insurance, written notice of the terms of the mutual waivers contained in this Section, and to have the insurance policies properly endorsed, if necessary, to prevent the invalidation of the insurance coverages by reason of the mutual waivers contained in this Section.

         17.      INDEMNIFICATION.

         (a) Subject to the provisions of Sections 14(h) and 16 above, and notwithstanding that joint or concurrent liability may be imposed upon Landlord by law, Tenant shall indemnify, defend and hold harmless Landlord and the Project, at Tenant's expense, against (i) any default by Tenant or permitted subtenant hereunder; (ii) any negligence or wilful misconduct of Tenant or its agents, contractors, employees, invitees or licensees; and (iii) all claims for damages to persons or property by reason of the use or occupancy of the Premises not caused by Landlord. Moreover, Landlord shall not be liable for any damage or injury to the Premises, to Tenant's property, to Tenant, its agents, contractors, employees, invitees or licensees, arising from any use or conditions of the Premises, or any sidewalks or entrance ways serving the Premises, or the act or neglect of co-tenants or any other person, or the malfunction of any equipment or apparatus serving the Premises, or any loss thereof by mysterious disappearance or otherwise. Any and all claims against Landlord for any damage referred to in this Section are hereby waived and released by Tenant, unless arising from the gross negligence or wilful misconduct of Landlord.

         (b) Subject to the provisions of Sections 14(h) and16 above, Landlord shall indemnify, defend and hold harmless Tenant, at Landlord's expense, against any and all claims, losses, liability, expenses or attorneys' fees for any injury or death to any person or damage to property caused by the negligence or willful misconduct Landlord or its agents, contractors, employees or licensees (but excepting those resulting from the negligence of Tenant, its agents, contractors, employees, invitees, licensees, subtenants, and assignees) occurring in the common areas of the Project or in the Premises, but only to the extent of the proceeds actually received by Landlord from Landlord's commercial general liability insurance with respect to the Project. The indemnity, defense and hold harmless agreement in the preceding sentence shall not be applicable to any such liability, loss, cost, damage or expense imposed on Tenant by any employee, partner, agent, or contractor of Tenant unless such liability, loss, cost, damage, or expense was caused by the willful misconduct or negligence of Landlord or any of its agents, servants, employees, contractors or representatives acting within the scope of their agency, employment, contract or representation and not from the negligence of Tenant, its employees, contractors, servants, agents, representatives, invitees, subtenants, and assignees.

         18.      QUIET ENJOYMENT.

         Landlord warrants that it has full right to execute and to perform this Lease and that Tenant, upon payment of the required rents and performing the terms, conditions, covenants and agreements contained in this Lease, and so long as no default occurs and continues beyond any applicable grace periods, shall peaceably and quietly have, hold and enjoy the Premises during the full Term of this Lease as well as any extension or renewal without hindrance by Landlord or its agents, subject to other provisions of this Lease; provided, however, that, subject to the provisions of Section 28 below, Tenant accepts this Lease subject and subordinate to any recorded deed to secure debt, mortgage, deed of trust or other lien presently existing upon the Premises and to any deed to secure debt, mortgage, deed of trust or other lien hereafter placed on the Premises, and Tenant agrees upon demand to execute additional instruments subordinating this Lease as Landlord may reasonably require.

         19.      LANDLORD'S RIGHT OF ENTRY.

         Landlord shall have the right, at all reasonable hours, provided Landlord gives Tenant reasonable prior notice and gives Tenant the opportunity to have a representative of Tenant present (except in the event of an emergency), to enter the Premises for the following: emergency inspection; making repairs as Landlord may deem necessary or desirable; determining Tenant's use of the Premises; or determining if an act of default under this Lease has occurred or upon the occurrence of a default; or to exhibit the Premises to mortgagees, prospective mortgagees and prospective purchasers; or to exhibit the Premises to prospective tenants during the last nine (9) months of the Lease Term or at any other time that Tenant is in default hereunder beyond applicable notice and cure periods. During such time as work is being performed in or about the Premises, payments provided herein shall not abate and Tenant waives any claim or cause of action against Landlord by reason of interruption of Tenant's business or loss of profits resulting therefrom, provided that Landlord shall use reasonable efforts not to materially interfere with Tenant's daily operation of its business in the Premises. Notwithstanding the foregoing, subject to the provisions below, Tenant shall be permitted to install locks or other access control devices for high security areas in the Premises (such areas designated by Tenant in writing to Landlord are herein referred to as the "Secured Areas"), and Tenant shall not be required to furnish Landlord with a duplicate set of keys or access control devices to the Secured Areas (unless Landlord is required by law to have keys or other means of access to such Secure Areas), and Landlord shall not be permitted to enter the Secured Areas (i) unless with the prior written consent of Tenant, which consent Tenant shall not unreasonably withhold or delay, or (ii) except in the case of an emergency. The Secured Areas shall not constitute more than ten percent (10%) of the total rentable area of the Premises and shall not eliminate access to the portion of the Premises which is not a Secured Area. To the extent Landlord is otherwise obligated to do so pursuant to this Lease, Landlord shall not be required to perform any service to any Secured Area to which Landlord does not have access and for which access is necessary for the provision of such service. The Secured Areas shall not prevent access to the roof of the Building.

         20.      ASSIGNMENT OR SUBLEASE.

         Tenant shall not assign this Lease, or any interest herein, or mortgage, pledge, encumber, hypothecate or otherwise transfer or sublet or allow any other person, firm or corporation to use or occupy the Premises, or any part thereof, without the prior written consent of Landlord, which consent shall not be unreasonably withheld or denied; provided however that Landlord shall have the right to apply such tests and make such investigations as it deems reasonable and necessary in determining the acceptability of any proposed assignee or subtenant, and without limiting the generality of the foregoing, such tests may include the financial background and business history; provided further that Tenant shall provide to Landlord such information as Landlord may reasonably require to enable it to determine the acceptability of the proposed assignee or subtenant, including information concerning all of the foregoing matters, and Landlord shall have no obligation to consent to any assignment or subletting unless it has received from Tenant (at no cost or expense to Landlord) the most recent financial statements (audited if and to the extent available) of the proposed assignee or subtenant and such other information as Landlord reasonably requires (all of the foregoing information is herein sometimes collectively referred to as the "Proposed Transfer Information"). It shall be reasonable for Landlord to withhold its consent to any assignment or sublease if (i) Tenant is in default under this Lease beyond any applicable notice and cure period, (ii) the proposed assignee or sublessee is a tenant in the Project and Landlord can accommodate such tenant's space needs in the Project, (iii) the financial responsibility, nature of business, and character of the proposed assignee or subtenant are not all reasonably satisfactory to Landlord, it being agreed that the net worth and credit rating of Tenant shall be taken into account by Landlord in its review of the financial responsibility of the proposed assignee or subtenant, (iv) in the reasonable judgment of Landlord the purpose for which the assignee or subtenant intends to use the Premises (or a portion thereof) is not in keeping with Landlord's standards for the Building or are in violation of the terms of this Lease or any other leases in the Project, (v) the proposed assignee or subtenant is a governmental entity, or (vi) the proposed assignment (as opposed to a sublease) is for less than the entire Premises or for less than the remaining Term of this Lease. The foregoing shall not exclude any other reasonable basis for Landlord to withhold its consent. In the event Landlord fails to approve or disapprove any such sublease or assignment request within twenty (20) days after Landlord's receipt of all Proposed Transfer Information from Tenant, such sublease or assignment shall be deemed to be approved. If Tenant is a corporation, any dissolution, merger, consolidation or other reorganization of Tenant, or the sale or transfer of a controlling interest in the capital stock of Tenant, whether in a single transaction or in a series of transactions, shall be deemed a voluntary assignment of this Lease and subject to the foregoing provisions, except that the transfer of the outstanding capital stock of any corporate tenant (including Serologicals Corporation) shall not be deemed to include the sale of such stock by persons or parties through the "over-the-counter market" (i.e., Nasdaq) or through the New York Stock Exchange. No assignment or subletting (with or without the consent of Landlord or as permitted as provided below) shall release Tenant from its obligations under this Lease nor shall Tenant permit this Lease or any interest herein or in the tenancy hereby created to become vested in or owned by any other person, firm or corporation by operation of law or otherwise. The power of Landlord to give or withhold its consent to any assignment or subletting shall not be exhausted by the exercise thereof on one or more occasions, but the same shall be a continuing right and power with respect to any type of transfer, assignment or subletting. Consent to one or more such transfers or subleases shall not destroy or waive this provision, and all subsequent transfers and subleases shall likewise be made only upon obtaining the prior written consent of Landlord. No assignment of this Lease consented to by Landlord shall be effective unless and until Landlord shall receive an original assignment and assumption agreement, in form and substance satisfactory to Landlord in its reasonable discretion, signed by Tenant and Tenant's proposed assignee, whereby the assignee assumes due performance of this Lease to be done and performed for the balance of the then remaining Lease Term of this Lease. No subletting of the Premises, or any part thereof, shall be effective unless and until there shall have been delivered to Landlord an agreement, in form and substance satisfactory to Landlord in its reasonable discretion, signed by Tenant and the proposed sublessee, whereby the sublessee acknowledges the right of Landlord to continue or terminate any sublease, in Landlord's sole discretion, upon termination of this Lease, and such sublessee agrees to recognize and attorn to Landlord in the event that Landlord elects under such circumstances to continue such sublease.

         Provided Tenant is not in default under this Lease beyond any applicable notice and cure period, and subject to the terms and conditions contained herein, Tenant shall have the right, upon at least five (5) days' prior written notice to Landlord, to sublease any portion of the Premises to an Affiliate (defined below) and to assign this Lease to an Affiliate having a demonstrated net worth determined in accordance with generally accepted accounting principles and credit rating which is equal to or greater than the demonstrated net worth determined in accordance with generally accepted accounting principles and credit rating of Tenant on the date of execution hereof, without Landlord's consent. The term "Affiliate" as used herein shall mean (i) any person or entity controlling, controlled by or under common control with Tenant, or (ii) any corporation or other entity in which or with which Tenant is merged or consolidated, or (iii) any person or entity which acquires all or substantially all of the assets or stock of Tenant. The term "control" shall mean the power directly or indirectly, by contract or otherwise, to direct the management and policies of the applicable entity. Provided, however, (i) no assignment or subletting shall relieve Tenant of any of its obligations and liabilities to Landlord under this Lease (as same may be amended, modified, assigned, extended or renewed) and Tenant shall remain fully liable for the faithful performance of all covenants, terms and conditions of this Lease (as same may be amended, modified, assigned, extended or renewed) on the part of Tenant to be performed, (ii) such Affiliate of Tenant must be capable of fulfilling the obligations of Tenant under this Lease (as same may be amended, modified, assigned, extended or renewed), (iii) it must be demonstrated by Tenant to Landlord's reasonable satisfaction that such merger, consolidation, or transfer is being consummated for a valid business purpose, and not principally for the purpose of transferring Tenant's interest in this Lease, and (iv) such

Affiliate of Tenant must execute an assignment and assumption agreement reasonably acceptable to Landlord. Any such assignment agreement shall provide that the assignee has assumed all of Tenant's obligations, liabilities and agreements under this Lease and that this Lease may not be further assigned without the prior written consent of Landlord, except as otherwise expressly permitted by this Section 20.

         Seventy-five percent (75%) of any consideration (net of Tenant's Transfer Costs, as defined below) in excess of the Base Rent and other charges and sums due and payable by Tenant under this Lease, paid to Tenant by any assignee of this Lease for its assignment, or by any sublessee under or in connection with its sublease, or otherwise paid to Tenant by another party for use and occupancy of the Premises or any portion thereof (any such excess amount being herein called the "Transfer Profit"), shall be promptly remitted by Tenant to Landlord as Additional Rent hereunder and Tenant shall have no right or claim thereto as against Landlord. Landlord may require that any such Transfer Profit paid by a subtenant or assignee be paid directly to Landlord as Additional Rent as and when such sums are received. "Tenant's Transfer Costs" means the outstanding balance from time to time of the sum of the following items: (1) the reasonable cost of any additional tenant improvements required for the assignment of this Lease or the subleasing of such portion of the Premises paid by Tenant; (2) reasonable leasing commissions paid by Tenant in connection with the assignment or sublease to the transferee, not to exceed the amount of such commissions customarily payable with respect to the leasing of second-generation office space in the metropolitan Atlanta area; (3) rent abatements and other reasonable concessions granted by Tenant in connection with such assignment or sublease; (4) reasonable marketing expenses paid directly by Tenant to assign this Lease or sublease the space (to the extent not included in a brokerage commission paid by Tenant); and (5) reasonable attorneys' fees incurred by Tenant in connection with such assignment or sublease.

         If Tenant shall make any assignment of this Lease or shall make any subletting hereunder in any way not authorized by the terms hereof, the acceptance by Landlord of any rent from any person claiming as assignee, subtenant or otherwise shall not be construed as a recognition of or consent to such assignment or subletting or as a waiver of the right of Landlord thereafter to collect any rent from Tenant, it being acknowledged that Landlord may at any time accept rent under this Lease from any person offering to pay the same without thereby acknowledging the person so paying as a Tenant in place of Tenant hereinabove named, and without releasing said Tenant from the obligations of this Lease, and without recognizing the claims under which such person offers to pay said rent, but the same shall be taken to be a payment on account by Tenant. In the event Landlord consents to an assignment or sublease, Tenant shall pay to Landlord a fee to cover Landlord's accounting costs plus any reasonable legal fees actually incurred by Landlord (at such attorneys' normal and customary hourly rates) as a result of the assignment or sublease.

         Either Landlord or Tenant may require that any dispute of any matter described pursuant to this Section 20 above be submitted to arbitration pursuant to this paragraph. All arbitrations shall occur at a location in Atlanta, Georgia, chosen by the arbitrators and shall be conducted pursuant to the rules of the American Arbitration Association (or the successor organization, or if no such organization exists, then from persons of similar professional qualifications). The party desiring such arbitration shall give written notice to that effect to the other party and simultaneously therewith also shall give written notice to the American Arbitration Association, requesting such organization to select, as soon as possible but in any event within the next ten
(10) days, three arbitrators who are unaffiliated with Landlord and Tenant with, if reasonably possible, recognized expertise in the subject matter of the arbitration and at least ten (10) years experience in commercial real estate in Atlanta, Georgia in any capacity, including without limitation as an attorney, broker, accountant, commercial property owner or property management agent. Within three (3) working days after the appointment of the arbitrators, each party shall have the right to object to the appointment of one (1) of the arbitrators, which objection can only be based on such arbitrator's failure to meet the selection criteria set forth above, and to require that the American Arbitration Association select a substitute arbitrator within five (5) days of such notice of objection to the American Arbitration Association. Within ten (10) days after the original appointment, the arbitrators so chosen shall hold a hearing at which each party may submit evidence, be heard and cross-examine witnesses, with each party having at least five (5) days advance notice of the hearing. The hearing shall be conducted such that each of Landlord and Tenant shall have reasonably adequate time to present oral evidence or argument, but either party may present whatever written evidence its deems appropriate prior to the hearing (with copies thereof being sent to the other party). In the event of the failure, refusal or inability of any arbitrator to act, a new arbitrator shall be appointed in his stead, which appointment shall be made in the same manner as hereinabove provided. The decision of the arbitrators so chosen shall be given within a period of ten (10) days after the conclusion of such hearing, and shall be accompanied by conclusions of law and findings of fact. The decision in which any two arbitrators so appointed and acting hereunder concur shall in all cases be binding and conclusive upon the parties and shall be the basis for a judgment entered in any court of competent jurisdiction. The fees and expenses of the arbitration under this paragraph shall be borne equally by both parties; provided, however, in the event the arbitrators conclude that Landlord withheld its consent to a proposed assignment or subletting in bad faith (as opposed to a conclusion that such consent was unreasonably withheld but made in good faith), Landlord shall pay such fees and expenses. Landlord and Tenant may at any time by mutual written agreement discontinue arbitration proceedings and themselves agree upon any such matter submitted to arbitration. Tenant agrees that if Tenant shall request Landlord's consent under this Lease and Landlord shall fail or refuse to give such consent, Tenant shall not be entitled to any damages for the withholding of its consent, it being intended that Tenant's sole remedy shall be an action for specific performance or injunction and that such remedy shall be available only in those cases where Landlord has expressly agreed in writing not to unreasonably withhold its consent or where, as a matter of law, Landlord may not unreasonably withhold its consent.

         21.      RECAPTURE UPON ABANDONMENT.

         In the event Tenant shall desert, vacate or not use on a regular or consistent basis, any substantial portion of the Premises for a period of twenty-four (24) or more consecutive months even though Tenant shall pay stipulated Base Rent and Additional Rent, Landlord shall have the right, but not the obligation to terminate this Lease, without declaring a default hereunder, and recapture the Premises from Tenant upon not less than thirty (30) days' written notice to Tenant, whereupon Tenant shall peacefully vacate and surrender possession of the Premises as if the Term of this Lease had expired by its own terms.

         22.      HAZARDOUS SUBSTANCES.

         Tenant hereby covenants and agrees that Tenant shall not cause or permit any "Hazardous Substances" (as hereinafter defined) to be generated, placed, held, stored, used, located or disposed of at the Project or any part thereof, except for Hazardous Substances as are commonly and legally used or stored as a consequence of using the Premises for office and administrative purposes, but only so long as the quantities thereof do not pose a threat to public health or to the environment or would necessitate a "response action", as that term is defined in CERCLA (as hereinafter defined), and so long as Tenant strictly complies or causes compliance with all applicable governmental rules and regulations concerning the use, storage, production, transportation and disposal of such Hazardous Substances. Promptly upon receipt of Landlord's request, Tenant shall submit to Landlord true and correct copies of any reports filed by Tenant with any governmental or quasi-governmental authority regarding the generation, placement, storage, use, treatment or disposal of Hazardous Substances on or about the Project. For purposes of this Section, "Hazardous Substances" shall mean and include those elements or compounds which are contained in the list of Hazardous Substances adopted by the United States Environmental Protection Agency (EPA) or in any list of toxic pollutants designated by Congress or the EPA or which are defined as hazardous, toxic, pollutant, infectious (including infectious or hazardous medical waste) or radioactive by any other federal, state or local statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to or imposing liability (including, without limitation, strict liability) or standards of conduct concerning, any hazardous, toxic or dangerous waste, substance or material, as now or at any time hereinafter in effect (collectively "Environmental Laws"). Tenant hereby agrees to indemnify Landlord and hold Landlord harmless from and against any and all losses, liabilities, including strict liability, damages, injuries, expenses, including reasonable attorneys' fees, costs of settlement or judgment and claims of any and every kind whatsoever paid, incurred or suffered by, or asserted against, Landlord by any person, entity or governmental agency for, with respect to, or as a direct or indirect result of, the presence in, or the disposal, escape, leakage, spillage, discharge, emission or release from, the Project of any Hazardous Substances (including, without limitation, any losses, liabilities, including strict liability, damages, injuries, expenses, including reasonable attorneys' fees, costs of any settlement or judgment or claims asserted or arising under the Comprehensive Environmental Response, Compensation and Liability Act ["CERCLA"], any so-called federal, state or local "Superfund" or "Superlien" laws or any other Environmental Law); provided, however, that the foregoing indemnity is limited to matters arising solely from Tenant's violation of the covenant contained in this Section. The obligations of Tenant under this Section shall survive any expiration or termination of this Lease.

         Tenant shall not in any manner be liable for, required to contain, remediate, remove or clean up, bear any costs or expenses regarding or have any responsibility whatsoever with respect to, nor does Tenant indemnify Landlord or any other party regarding, any hazardous or toxic substances, materials or wastes or other environmental contaminants which either (a) were already on the Premises prior to the Term of this Lease or (b) are bought, generated, emitted, discharged, released, spilled or disposed of on or from the Premises at any time whatsoever by any persons, entities or parties other than Tenant or Tenant's employees, officers, servants, agents, contractors, subcontractors, assignees, sublessees, licensees or invitees or persons employed by any of them.

         Tenant acknowledges that Landlord has delivered to Tenant a copy of Landlord's Phase I Environmental Site Assessment for the Project, dated March 21, 1995 and prepared by Environmental Management Group, Inc. (the "Phase I Report"). Tenant further acknowledges that the Phase I Report is being provided to Tenant by Landlord as an accommodation to the Tenant and is provided without recourse, representation or guaranty by Landlord or Environmental Management Group, Inc., as to the accuracy or completeness of its contents or conclusions. Tenant is not authorized to rely upon the Phase I Report or the information it contains in any decision the Tenant may make concerning the Project. Under no circumstances does Landlord recommend Tenant's reliance on the Phase I Report or suggest that review of the Phase I Report constitutes appropriate inquiry into the environmental condition of the Project.

         23.      DEFAULTS BY TENANT.

         The occurrence of any of the following shall constitute an event of default hereunder by Tenant, in addition to those provided elsewhere in this
Lease:

         (a) Tenant shall fail to pay any installment of rent hereby reserved when due, including without limitation the Base Rent and any Additional Rent, and such failure shall continue for a period of ten (10) days after written notice of such failure to pay on the due date.

         (b) Tenant fails to observe, perform and keep each and every of the covenants, agreements, provisions, stipulations and conditions contained in this Lease to be observed, performed and kept by Tenant, other than the payment of Base Rent, Additional Rent and any other sum due and payable hereunder, including without limitation the "Rules and Regulations" for the Project of which the Premises is a part, and unless otherwise specified herein, Tenant persists in such failure for thirty (30) days after written notice by Landlord requiring that Tenant correct such failure; provided, that in the event any such failure is not reasonably susceptible of cure within such thirty (30) day period, Tenant shall have a reasonable time to cure such failure, provided Tenant commences cure as soon as is reasonably possible and prosecutes such cure diligently to completion.

         (c) Tenant shall become insolvent, or shall make a transfer in fraud of creditors, or shall make an assignment for the benefit of creditors.

         (d) Any petition is held against Tenant, Tenant shall file a petition for debt relief, under any section or chapter of the national or federal bankruptcy code, as amended, or under any applicable federal or state bankruptcy, insolvency or other similar act, and not dismissed or vacated within sixty (60) days of the filing thereof, or Tenant shall be adjudged bankrupt or insolvent in proceedings filed against Tenant thereunder.

         (e) A receiver or trustee shall be appointed for all or substantially any of the assets of Tenant.

         (f)      [Intentionally Omitted].

         (g)      [Intentionally Omitted].

         (h) Tenant or any guarantor of this Lease shall make a material misrepresentation to Landlord prior to or contemporaneously with the execution of this Lease.

         (i) A lien is filed against the Premises, Building or Project or Landlord's estate therein by reason of any work, labor, services or materials performed or furnished or alleged to have been performed or furnished by Tenant or anyone holding the Premises by, through or under Tenant and Tenant fails to have the same canceled of record, vacated or bonded within thirty (30) days after filing thereof.

         24.      REMEDIES.

         Upon the occurrence of any such events described in Section 23 above, Landlord shall have the option, but not the obligation, to do any one or more of the following in addition to, and not in limitation of, any other remedy permitted by law, in equity or by this Lease:

         (a) Terminate this Lease, in which event Tenant shall surrender the Premises to Landlord immediately upon expiration of thirty (30) days from the date of the service upon Tenant of written notice to that effect, without any further notice or demand; and further, that in case Landlord shall become entitled to the possession of the Premises by any termination of this Lease herein provided for, and Tenant shall refuse to surrender or deliver up the possession of the Premises after the service of notice as aforesaid, then and in that event Landlord may, without further notice or demand and without breach of the peace, enter into and upon the Premises, or any part thereof, and take possession of and repossess the same as of the Landlord's former estate, and expel, remove and put out of possession Tenant and its effects, without prejudice to any remedy allowed by law, available in such cases; and Tenant shall indemnify Landlord for all loss, cost, expense and damage which Landlord may suffer by reason of such termination, whether through inability to relet the Premises, or through decrease in rent or otherwise;

         (b) Terminate Tenant's right of possession (but not this Lease) and enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying the Premises or any part thereof, by entry (including the use of force, if necessary), dispossessory suit or otherwise, without thereby releasing Tenant from any liability hereunder, without terminating this Lease, and without being liable for prosecution or any claim of damages therefor and, if Landlord so elects, make such alterations, redecorations and repairs as, in Landlord's judgment, may be necessary to relet the Premises, and Landlord may, but shall be under no obligation to do so (except to the extent specifically required by the laws of the State of Georgia), relet the Premises or any portion thereof in Landlord's or Tenant's name, but for the account of Tenant, for such term or terms (which may be for a term extending beyond the Lease Term) and at such rental or rentals and upon such other terms as Landlord may deem advisable, with or without advertisement, and by private negotiations, and receive the rent therefor, Tenant hereby agreeing to pay to Landlord the deficiency, if any, between all rent reserved hereunder and the total rental applicable to the Lease Term hereof obtained by Landlord re-letting, and Tenant shall be liable for Landlord's reasonable expenses in redecorating and restoring the Demised Premises and all reasonable costs incident to such re-letting, including broker's commissions and lease assumptions, and in no event shall Tenant be entitled to any rentals received by Landlord in excess of the amounts due by Tenant hereunder. Tenant shall remain liable for the payment of all Base Rent, Additional Rent and other sums due and payable hereunder accruing after any writ of possession as to the Premises is issued to Landlord;

         (c) Correct or cure such default and recover such amount expended, together with interest thereon until paid at the Default Rate, and without limiting the generality of the foregoing, Landlord shall have the right to enter upon the Premises by force, if necessary, without being liable for prosecution or any claim of damages therefor, and do whatever Tenant is obligated to do under the terms of this Lease; and Tenant agrees to reimburse Landlord on demand for any expenses including, without limitation, reasonable attorneys' fees which Landlord may incur in thus effecting compliance with Tenant's obligations under this Lease and Tenant further agrees that Landlord shall not be liable for any damages resulting to Tenant from such action, unless caused by gross negligence or intentional misconduct of Landlord;

         (d) Recover any and all reasonable costs incurred by Landlord resulting directly, indirectly, approximately or remotely from such default, including but not limited to reasonable attorneys' fees.

         In the event of a default or threatened default of this Lease by Tenant, Landlord shall be entitled to all equitable remedies, including without limitation, injunction and specific performance.

         In the event Tenant fails to pay any installment of rent hereunder as and when such installment is due, Tenant shall pay to Landlord on demand a late charge in the amount equal to five percent (5%) of such installment; and the failure to pay such late charge within ten (10) days after written demand therefor shall be an event of default hereunder. The provision for such late charge shall be in addition to all of Landlord's other rights and remedies hereunder or at law and shall not be construed as liquidated damages or as limiting Landlord's remedies in any manner.

         Pursuit of any of the foregoing remedies shall not preclude pursuit of any of the other remedies herein provided or any other remedies provided by law, nor shall pursuit of any remedy herein provided constitute a forfeiture or waiver of any rent due to Landlord hereunder or of any damages accruing to Landlord by reason of the violation of any of the terms, provisions and covenants herein contained. No waiver by Landlord of any violation or breach of any of the terms, provisions and covenants herein contained shall be deemed or construed to constitute a waiver of any other violation or breach of any of the terms, provision and covenants herein contained. Landlord's acceptance of the payment of rental or other payments hereunder after the occurrence of an event of default shall not be construed as a waiver of such default, unless Landlord so notifies Tenant in writing. Forbearance by Landlord to enforce one or more of the remedies herein provided upon an event of default shall not be deemed or construed to constitute a waiver of such default. If on account of any breach or default by Tenant in Tenant's obligation under the terms and conditions of this lease, it shall become necessary or appropriate for Landlord to employ or consult with an attorney concerning or to enforce or defend any of Landlord's rights or remedies hereunder, Tenant agrees to pay any reasonable attorney's fees. No act or thing done by the Landlord or its agents during the term hereby granted shall be deemed an acceptance of the surrender of the Premises, and no agreement to accept a surrender of the Premises shall be valid unless in writing signed by Landlord. The receipt by Landlord of rent with knowledge of the breach of any covenant or other provision contained in this lease shall not be deemed or construed to constitute a waiver of any other violation or breach of any of the terms, provisions and covenants contained herein.

         No termination of this Lease prior to the normal ending thereof by lapse of time or otherwise shall affect Landlord's rights to collect sums due hereunder for the period prior to termination thereof.

         In the event Landlord owes any sums to Tenant pursuant to the terms of this Lease, and the same are not timely paid or credit to Tenant as provided herein, Landlord agrees that such sums shall accrue interest until paid or credited at the Default Rate.

         25.      FORCE MAJEURE.

         In the event that either party hereto shall be delayed or hindered in or prevented from the performance of any act required hereunder or the completion or performance of any work required hereunder by reason of strikes, lock-outs, labor troubles, civil commotion, inability to procure materials, failure of power, restrictive government laws or regulation, riots, insurrection, war, acts of God or other reason beyond the reasonable control of such party (other than inability to obtain funds), then performance or completion of such act or work shall be extended for a period equivalent to the period of such delay (hereinafter sometimes referred to as "Force Majeure Delay"). The provisions of this Section shall not cancel or postpone or delay the due date of any payment to be made by Tenant hereunder, or operate to excuse Tenant from prompt payment of Base Rent, Additional Rent or any other amount due required by the terms of this Lease.

         26.      ATTORNEYS' FEES.

         In the event either party institutes legal proceedings against the other for breach of or interpretation of any of the terms, conditions or covenants of this Lease, the party against whom a judgment is entered shall pay all reasonable costs and expenses relative thereto, including reasonable attorneys' fees of the prevailing party. Further, in the event Landlord engages the services of an attorney to collect any rent due or recovery of the possession of the Premises from Tenant, Tenant agrees to pay Landlord reasonable attorney's fees and expenses for the services of the attorney, whether suit is actually filed or not and other reasonable costs of collection.

         27.      ESTOPPEL CERTIFICATE.

         Tenant shall, at any time and from time to time, upon not less than fifteen (15) days' prior written notice from Landlord, execute, acknowledge and deliver to Landlord a statement in writing certifying that this Lease is unmodified and in full force and effect (or if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect) and the dates to which the rent and other charges are paid, and acknowledging that Tenant is paying rent on a current basis with no offsets or claims, and that there are not, to Tenant's knowledge, any uncured defaults on the part of Landlord hereunder (or specifying such offsets, claims or defaults, if any are claimed) and such other information reasonably required by Landlord. It is expressly understood and acknowledged that any such statement may be relied upon by any prospective purchaser or encumbrancer of all or any portion of the Project or by any other person to whom it is delivered.

         Landlord shall, at any time and from time to time, but not more often than three (3) times in any calendar year during the Term, upon not less than fifteen (15) days' prior written notice from Tenant, execute, acknowledge and deliver to Tenant a statement in writing certifying that this Lease is unmodified and in full force and effect (or if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect) and the dates to which the rent and other charges are paid, and that there are not, to Landlord's knowledge, any uncured defaults on the part of Tenant hereunder (or specifying such default, if any) and such other information reasonably required by Tenant. It is expressly understood and acknowledged that any such statement may be relied upon by any prospective assignee or sublessee of all or any portion of the Premises or by any other person to whom it is delivered.

         28.      SUBORDINATION.

         This Lease and Tenant's interest hereunder shall at all times be subject and subordinate to the lien and security title of any deeds to secure debt, deeds of trust, mortgages or other interests heretofore or hereafter granted by Landlord or which otherwise encumber or affect the Premises and to any and all advances to be made thereunder and to all renewals, modifications, consolidations, replacements, substitutions and extensions thereof (all of which are hereinafter called the "Mortgage"). This clause shall be self-operative and no further instrument of subordination need be required by any holder of any Mortgage. In confirmation of such subordination, however, Tenant shall, at Landlord's reasonable request, promptly execute, acknowledge and deliver any instrument which may be reasonably required to evidence subordination to any Mortgage and to the holder thereof, and, in the event of a failure so to do, Tenant shall be in default of this Lease.

         Landlord shall obtain and deliver to Tenant from the holder of any Mortgage superior to this Lease (a "Superior Interest") a commercially reasonable, written subordination, non-disturbance and attornment agreement ("SNDA") in recordable form providing in essence that so long as Tenant performs all of the terms, covenants and conditions of this Lease and agrees to attorn to the mortgagee, beneficiary of the deed of trust, purchaser at a foreclosure sale, prime lessor or fee owner, Tenant's rights under this Lease shall not be disturbed and shall remain in full force and effect for the Term, and Tenant shall not be joined by the holder of any Mortgage unless required by law. Tenant acknowledges and agrees that Tenant shall, without limitation, execute and deliver the form of SNDA attached hereto as Exhibit "E", or such other commercially reasonable form of SNDA which may be required by any present or future mortgagee, trustee, fee owner, prime lessor or any person having a Superior Interest to this Lease. Landlord represents and warrants that, as of the date hereof, the only Superior Interest to this Lease is that certain deed to secure debt made and entered into by Landlord in favor of Century Life Insurance Company. Tenant acknowledges and confirms that the form of SNDA attached hereto as Exhibit "E" is acceptable to Tenant and Tenant agrees to execute and deliver such SNDA to Landlord and any mortgagee upon request.

         Subject to the terms of the SNDA among Landlord, Tenant and the holder of any Mortgage, if the holder of any Mortgage shall hereafter succeed to the right of Landlord under this Lease, whether through possession or foreclosure action or otherwise, Tenant shall attorn to and recognize such successor as Tenant's Landlord under this Lease and shall promptly execute and deliver any instrument that may be necessary to evidence such attornment. Upon such attornment, this Lease shall continue in full force and effect as a direct Lease between such successor Landlord and Tenant, subject to all of the terms, covenants and conditions of this Lease. In the event of a sale or conveyance by Landlord of Landlord's interest in the Premises other than a transfer for security purposes only, Landlord shall be relieved, from and after the date of transfer, of all obligations and liabilities accruing thereafter on the part of Landlord, provided that (i) any funds in the hands of Landlord at the time of transfer in which Tenant has an interest shall be delivered to the successor of Landlord and (ii) subject to the terms of the SNDA among Landlord, Tenant and the holder of any Mortgage, the purchaser or assignee has assumed in writing all obligations of Landlord under this Lease arising after the date of the transfer. This Lease shall not be affected by any such sale and Tenant shall attorn to the purchaser or assignee.

         29.      DEFINITIONS.

         These definitions apply to the terms defined as those terms are used throughout this Lease:

         (a) "Abandon" means the vacating of all or a substantial portion of the Premises by Tenant, whether or not Tenant is in default of the rental payments due under this Lease.

         (b) An "act of God" or "force majeure" or "Force Majeure" is defined for purposes of this Lease as strikes, lockouts, sit-downs, material or labor restrictions by a governmental authority, riots, floods, washouts, explosions, earthquakes, fire, storms, acts of the public enemy, wars, insurrections and any other cause not reasonably within the control of Landlord and which by the exercise of due diligence Landlord is unable, wholly or in part, to prevent or overcome.

         (c)      The "Commencement Date" shall be the date set forth in Section
2. The Commencement Date shall constitute the commencement of this Lease for all purposes. The Commencement Date is subject to delay as provided in Section 3 of Exhibit "B."

         (d) The "Completion Date" is defined in provided in Section 3 of Exhibit "B." In the event that the improvements have not in fact been substantially completed for occupancy as of January 1, 2001, Landlord shall not be liable to Tenant for any loss or damage, except for any applicable liquidated damages as expressly and specifically provided in Section 2 above.

         30.      SUCCESSORS.

         This Lease shall be binding and inure to the benefit of Landlord and Tenant and their respective heirs, personal representatives, successors and assigns, subject always in the case of Tenant to the provisions of Section 20 above. It is hereby covenanted and agreed that should Landlord's interest in the Premises cease to exist for any reason during the Term of this Lease, then notwithstanding the happening of such event this Lease nevertheless shall remain unimpaired and in full force and effect and Tenant hereunder agrees to attorn to the then owner of the Premises.

         31.      ENTIRE AGREEMENT.

         Tenant acknowledges that there are no covenants, representations, warranties or conditions, express or implied, collateral or otherwise, forming part of or in any way affecting or relating to this Lease save as expressly set out in this Lease. This Lease, including all attachments, exhibits and schedules attached hereto (all of which are incorporated herein by reference), contains the entire agreement between the parties. No failure of Landlord to exercise any power given Landlord hereunder or to insist upon strict compliance by Tenant of any obligation hereunder and no custom or practice of the parties at variance with the terms hereof shall constitute a waiver of Landlord's right to demand strict compliance with the terms hereof.

         32.      NOTICE.

         (a) All rent and other payments required to be made by Tenant shall be payable to Landlord at the address set forth below or any other address Landlord may specify from time to time by at least twenty (20) days' written notice delivered to Tenant.

         (b) All payments required to be made by Landlord to Tenant shall be payable to Tenant at the address set forth below, or at any other address within the United States as Tenant may specify from time to time by written notice.

         (c) All notices required or permitted to be given hereunder shall be in writing. Any demand, notice or document required or permitted to be delivered by this Lease shall be deemed to be delivered (whether or not actually received) on the third (3rd) day after the same is deposited in the United States Mail, postage prepaid, certified mail, return receipt requested, or the first business day after being sent by nationally recognized overnight courier (e.g., Federal Express), as evidenced by a signed receipt therefor, or when hand-delivered, addressed to the parties at the respective addresses set out below.

           Landlord:                              Tenant:
                                                  (After the Commencement Date)
           Spalding Triangle, L.L.C.              Serologicals Corporation
           c/o ELV Associates, Inc.               5655 Spalding Drive
           1819 Peachtree Street, N.E.            Norcross, Georgia 30092
           Suite 610                              Attn: Chief Financial Officer
           Atlanta, Georgia 30309

                                                  (Before the Commencement Date)
                                                  Serologicals Corporation
                                                  780 Park North Boulevard
                                                  Suite 110
                                                  Atlanta, Georgia 30021
                                                  Attn: Chief Financial Officer

         33.      REAL ESTATE COMMISSION and AGENCY DISCLOSURE.

         Important notice concerning agency relationships and payment of commissions and fees:

         (a) Lavista Associates, Inc. ("Lavista") has acted as agent for the Landlord in this transaction and is to be paid a commission by Landlord upon and subject to the terms and conditions of a written agreement between Landlord and Lavista. Lavista has not acted as agent in this transaction for the Tenant.

         (b) Icon Commercial Interests, L.L.C. ("Icon") has acted as agent for the Tenant in this transaction and is to be paid a commission by Landlord upon and subject to the terms and conditions of a written agreement between Landlord and Icon. Icon has not acted as agent for Landlord in this transaction for the Landlord. Icon and Lavista are herein sometimes collectively referred to as "Brokers."

         (c) Landlord and Tenant each represent to the other that they have dealt with no broker, agent or finder in connection with this Lease other than Brokers. Landlord and Tenant each hereby indemnify the other and agree to hold the other harmless from and against any and all claims, causes, demands, losses, liabilities, fees, commissions, settlements, judgments, damages, expenses and fees (including attorney's fees and court costs) in connection with any claim for commission, fees, compensation or other charge relating in any way to this Lease, or to the consummations of the transactions contemplated hereunder, which may be made by any person, firm or entity (other than Brokers) based upon any agreement or agreements made or alleged to have been made by such party or its representatives. The provisions of this Section shall survive termination or expiration of this Lease.

         34.      SURVIVAL.

         Any claim, cause of action, liability or obligation arising under the Term of this Lease and under the provisions hereof in favor of a party hereto against or obligating the other party hereto shall survive the expiration or any earlier termination of this Lease. Provided, however, Landlord shall have no right to commence an action against Tenant after the second anniversary of the end of the term of this Lease for Tenant's failure to pay Base Rent, CAM Charges, Tax Charges or Insurance Charges.

         35.      SEVERABILITY.

         The terms, conditions, covenants and provisions of this Lease shall be deemed to be severable. If any clause or provision herein contained shall be adjudged to be invalid or unenforceable by a court of competent jurisdiction or by operation of any applicable law, it shall not affect the validity of any other clause or provision herein, but such other clauses or provisions shall remain in full force and effect.

         36.      EXTERIOR COMMON AREAS.

         Tenant acknowledges and agrees that the Common Areas of the Building including, without limiting the generality of the foregoing, lawns, gardens, parking areas, sidewalks, and driveways, shall at all times be subject to Landlord's right to change the area, level, location and arrangement of the Common Areas so long as in so doing Landlord does not materially and adversely affect ingress to and egress from the Building. Landlord shall have the right from time to time to close all or any portion of the same to such extent as may in the opinion of Landlord's counsel be legally sufficient to prevent a dedication thereof or the accrual or creation of any rights to any person or the public therein, and to obstruct or close off any or all of the exterior Common Areas for the purposes of maintenance or repair and to do and perform such other acts and things in and to the Common Areas as, in the use of good business judgement, Landlord deems desirable. Tenant, for itself, its servants, agents, employees, contractors, subcontractors, licensees and invitees, covenants, acknowledges and agrees that its indemnification of Landlord set forth herein shall extend to and include any occurrence upon or within the exterior Common Areas, including the parking lot, and the insurance required to be obtained and maintained in force by Tenant shall extend to and include occurrences involving Tenant, its servants, agents, employees, contractors, subcontractors, licensees and invitees upon or within the exterior Common Areas of the Building, including the parking lots, to the fullest extent of Landlord's insurable interest therein.

         37.      RECORDING.

         Neither this Lease, nor any portion hereof, shall be recorded.

         38.      TIME IS ESSENCE.

         Time is of the essence of this Lease.


         39.      NO ESTATE IN LAND.

         This Lease shall create the relationship of landlord and tenant between Landlord and Tenant, and nothing contained herein shall be deemed or constructed by the parties hereto, or by any third party, as creating the relationship of principal and agent, or of partnership, or of joint venture, or of any relationship other than landlord and tenant, between the parties hereto; no estate shall pass out of Landlord; Tenant has only a usufruct not subject to levy and sale.

         40.      LIMITATION OF LIABILITY.

         Excepting for the gross negligence or willful misconduct of Landlord, its agents and employees, and to the extent not covered by Tenant's insurance, Landlord shall not be liable to Tenant in any manner whatsoever for failure or delay in furnishing any service required of Landlord, if any, provided for in this Lease, and no such failure or delay to furnish any service or services by Landlord shall be an actual or constructive eviction of Tenant nor shall any such event operate to relieve Tenant from the prompt and punctual performance of each and all the covenants to be performed herein by Tenant; nor shall Landlord be liable to Tenant for damage to person or property caused by defects in the cooling, heating, electric, water, elevator or other apparatus or systems or by water discharged from sprinkler systems, if any, in the Building; nor shall Landlord be liable to Tenant for the theft, or loss of any property of Tenant whether from the Premises or any part of the Building or property adjoining the Building containing the Premises. Landlord agrees to make reasonable efforts to protect Tenant from interference or disturbance of third persons including other tenants, however, Landlord shall not be liable for any such interference or disturbance whether caused by another tenant or tenants or Landlord or other person, nor shall Tenant be relieved from any obligation herein because of such interference, disturbance or breach. Notwithstanding anything contained in this Lease to the contrary, Landlord's liability under this Lease shall be limited solely to fifty-four percent (54%) of Landlord's equity interest in the Project, as such equity interest is constituted from time to time, including the proceeds of the sale or other transfer thereof, and Landlord shall not have any personal liability with respect to this Lease.

         41.      MISCELLANEOUS.

         Words of any gender used in this Lease shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural unless the context otherwise requires. The captions are inserted in this Lease for convenience only, and in no way define, limit or describe the scope or intent of this Lease, or of any provision hereof, nor in any way affect the interpretation of this Lease. This Lease is made and delivered in the State of Georgia and shall be governed by and construed in accordance with the laws of the State of Georgia. The submission or delivery of this document for examination and review does not constitute an option, an offer to lease space in the Building or an agreement to lease. This document shall have no binding effect on the parties unless and until executed by both Landlord and Tenant. This Lease may be executed in any number of counterparts, each of which shall be deemed an original and any of which shall be deemed to be complete in itself and may be introduced into evidence or used for any purpose without the production of the other counterparts.

         42.      HOLDING OVER.

         If Tenant remains in possession of all or any portion of the Premises after the expiration or earlier termination of the Term of this Lease, without Landlord's acquiescence and without any distinct written agreement of the parties, Tenant shall be a Tenant at sufferance, and there shall be no renewal of this Lease by operation of law. During the initial 30 days of such holdover period, Tenant shall pay holdover rent equal to 125% of the amount of the last Base Rent and Additional Rent due from Tenant prior to such holdover. During the balance of any such holdover period, Tenant shall pay holdover rent equal to 150% of the amount of the last Base Rent and Additional Rent due from Tenant prior to such holdover. The inclusion of the two immediately preceding sentences shall not be construed as Landlord's consent for Tenant to hold over.

         43.      SURRENDER OF LEASED PREMISES.

         Subject to the provisions of Section 12 above, at the termination of this Lease, Tenant shall surrender the Premises and keys thereto to Landlord in same condition as at commencement of the Lease Term, normal wear and tear only excepted.

         44.      RULES AND REGULATIONS.

         The rules and regulations with regard to the Project, annexed hereto, and all reasonable rules and regulations which Landlord may hereafter, from time to time, adopt and promulgate for the government and management of said Project on a non-discriminatory basis, are hereby made a part of this Lease as Exhibit "D" and shall, during the Term of this Lease, be in all things observed and performed by Tenant and by Tenant's employees, servants and agents.

         45.      [INTENTIONALLY OMITTED].

         46.      AUTHORITY.

         If Tenant is a corporation, each individual executing this Lease on behalf of said corporation represents and warrants that he is duly authorized to execute and deliver this Lease on behalf of said corporation, in accordance with the bylaws and resolutions of said corporation, and that this Lease is binding upon said corporation.

         47.      SPECIAL STIPULATIONS.

         The special stipulations attached hereto as Exhibit "C" are hereby incorporated herein by this reference as though fully set forth. To the extent the special stipulations conflict with or are inconsistent with the foregoing provisions of this Lease or any exhibit to this Lease, the special stipulations shall control.

         IN WITNESS WHEREOF, the parties herein have hereunto set their hands and seals as of the 6th day of October, 2000.


Signed, sealed and delivered
in the presence of:                         Tenant: SEROLOGICALS CORPORATION,
                                                    a Delaware corporation

                                            By:
----------------------------------             ---------------------------------
Witness                                     Title:
                                                  ------------------------------

                                            Attest:
----------------------------------                 -----------------------------
Notary Public                               Title:
                                                  ------------------------------

                                                         [CORPORATE SEAL]
----------------------------------
Date


[Signature of Landlord follows on Next Page]

                   [Signatures Continued from Preceding Page]



Signed, sealed and delivered                Landlord: SPALDING TRIANGLE, L.L.C.,
in the presence of:                         a Georgia limited liability company

                                            By:
----------------------------------             ---------------------------------
Witness                                     Title:
                                                  ------------------------------


----------------------------------
Date

                                   EXHIBIT "A"
                       FLOOR PLAN OF INTERIOR OF PREMISES

                      [Attach prior to execution of Lease]

                                    EXHIBIT B
                          TENANT IMPROVEMENT AGREEMENT

1. INITIAL IMPROVEMENTS. Notwithstanding anything to the contrary contained or implied in this Lease, except as otherwise expressly and specifically provided in this Lease, (i) Tenant agrees that it is leasing the Premises in an "as is, where is" condition, and that no representations, warranties, or inducements, with respect to any condition of the Premises have been made by Landlord, or its designated representatives, to Tenant, or its designated representatives, and (ii) Tenant hereby acknowledges that no promises to decorate, alter, repair or improve the Premises, either before or after the execution of this Lease have been made to Tenant, or its designated representatives, by Landlord, or its designated representatives. Landlord shall cause to be performed the improvements (the "Initial Improvements") in the Premises in accordance with the Plans (as such term is hereinafter defined). As used herein, the term "Plans" means and refers to those certain plans and specifications prepared by Crowley & Luckett Architects, Inc., dated September 19, 2000 (Project number 20168, sheets A-1 through A-6), approved by Tenant (initialed by Tenant on September 20, 2000) and Landlord. The Initial Improvements shall be performed at the Landlord's cost, except as otherwise provided below.

         Landlord's approval of any of the Plans (or any modifications or changes thereto) shall not impose upon Landlord or its agents or representatives any obligation with respect to the design of the Initial Improvements or the compliance of such Initial Improvements or the Plans with applicable governmental requirements.

         Landlord shall select a contractor (the "Contractor") to perform the construction of the Initial Improvements. Landlord shall use commercially reasonable efforts (which may include, but need not necessarily require, the use of overtime labor), to cause the Initial Improvements to be substantially completed, except for minor "Punch List" items, on or before January 1, 2001, subject to Tenant Delay (as defined below) and Force Majeure.

         Landlord, or an agent of Landlord, shall provide project management services in connection with the construction of the Initial Improvements and the Change Orders (hereinafter defined), if any. Such project management services shall be performed, at Tenant's cost, for a fee of five percent (5%) of all costs related to the construction of any Change Orders.

2. CHANGE ORDERS. If, prior to the Commencement Date, Tenant shall require improvements or changes (individually or collectively, "Change Orders") to the Premises in addition to, revision of or substitution for the Initial Improvements, Tenant shall deliver to Landlord for its reasonable approval plans and specifications for such Change Orders. If Landlord does not approve of the plans for Change Orders, Landlord shall advise Tenant of the revisions required. Tenant shall revise and redeliver the plans and specifications to Landlord within five (5) business days of Landlord's advice or Tenant shall be deemed to have abandoned its request for such Change Orders. Tenant shall pay to Landlord upon demand as Additional Rent for all preparations and revisions of plans and specifications relating to Change Orders and for the construction of all Change Orders. Landlord has no obligation to pay for costs of any Change Orders. Tenant shall pay such costs to Landlord as Additional Rent prior to commencement of construction of Change Orders.

3. COMMENCEMENT DATE DELAY. The Commencement Date shall be delayed until the Initial Improvements have been substantially completed (the "Completion Date"), except to the extent that the delay shall be caused by any one or more of the following (a "Tenant Delay"):

(a) Tenant's request for Change Orders whether or not any such Change Orders are actually performed; or

(b)      Contractor's performance of any Change Orders; or

(c) Tenant's request for materials, finishes or installations requiring unusually long lead times (it being agreed by Landlord that, provided that Tenant makes selections of materials and finishes from Landlord's existing list of Building standard items that are currently available, the initially approved Plans do not require materials, finishes or installations requiring unusually long lead times); or

(d)      [Intentionally Omitted]; or

(e) Tenant's delay in providing information necessary to the normal progression of the project. Tenant shall provide such information not later than three business days after receipt of such request for information from the Landlord; or

(f) Tenant's delay beyond applicable notice and cure periods in making payments to Landlord for costs of Change Orders; or

(g) Any other act or omission by Tenant, its agents, contractors or persons employed by any of such persons; or

(h) Tenant's failure to duly execute and unconditionally execute this Lease to Landlord on or before October 6, 2000.

If the Commencement Date is delayed for any of the aforementioned reasons, then Landlord shall cause Landlord's architect to certify the date on which the Initial Improvements would have been completed but for such Tenant Delay, or were in fact completed without any Tenant Delay. Landlord or Landlord's agent, Dean Weaver of LaVista Associates, shall notify Tenant of any Tenant Delay within five (5) days of the occurrence of the event causing such delay, unless Tenant is already aware or should have been aware of the existence of such Tenant Delay, it being the intention that such requirement to give notice shall be applicable only in circumstances that Tenant would not reasonably be expected to know that an event has caused or will cause a Tenant Delay. If Landlord or Landlord's agent fails to timely give such notice of a Tenant Delay in circumstances that Tenant would not reasonably be expected to know that an event has caused or will cause a Tenant Delay, such failure shall result in the delay not being a Tenant Delay. Landlord and Tenant expressly agree that, notwithstanding anything to the contrary in Section 32 of the Lease, (i) for purposes of providing notices to Tenant of a Tenant Delay, Landlord shall be permitted to send such notices to Tenant via facsimile to Tenant at facsimile number 404.297.8588, Attn: Mr. Samuel Schwartz, and via any other method specifically permitted for the delivery of notices under this Lease, at the following address: Serologicals Corporation, 780 Park North Boulevard, Suite 110, Atlanta, Georgia 30021, Attn: Mr. Samuel Schwartz, and (ii) any such notice sent by facsimile only shall be deemed sufficient notice.

4. ACCESS BY TENANT PRIOR TO COMMENCEMENT OF TERM. Landlord at its discretion may permit Tenant and its agents to enter the Premises prior to the Commencement Date to prepare the Premises for Tenant's use and occupancy. Any such permission shall constitute a license only, conditioned upon Tenant's:

(a) working in harmony with Landlord and Landlord's agents, contractors, workmen, mechanics and suppliers and with other tenants and occupants of the Project;

(b) obtaining in advance Landlord's approval of the contractors proposed to be used by Tenant and delivering to Landlord the contractor's affidavit of payment for the proposed work and the waivers of lien from the contractor and all subcontractors and suppliers of material; and

(c) furnishing Landlord with such insurance as Landlord may require against liabilities which may arise out of such entry.

Landlord shall have the right to withdraw or limit such license for cause upon two (2) business days' written notice to Tenant (or immediately in the case of a hazardous condition or emergency situation). Landlord shall not be liable in any way for any injury, loss or damage which may occur to any of Tenant's property or installations in the Premises prior to the Commencement Date, unless arising as a result of Landlord's gross negligence or intentional misconduct. Tenant shall protect, defend, indemnify and save harmless Landlord from all liabilities, costs, damages, fees and expenses arising out of the activities of Tenant or its agents, contractors, suppliers or workmen in the Premises or the Project. Any entry and occupation permitted under this Section shall be governed by all other terms of this Lease.

5.       MISCELLANEOUS.

Terms used in this Exhibit B shall have the meanings assigned to them in the Lease. The terms of this Exhibit B are subject to the terms of the Lease. If either party hereto reasonably believes that there is a good faith dispute concerning the obligations of the other party under this Exhibit "B", such party may (but shall be under no obligation to) give the other party written notice of any such dispute within three (3) days after the party giving notice becomes aware of the existence of such dispute. If the parties are unable, after good faith negotiations, to resolve such dispute within three (3) working days after the second party's receipt of such notice, the matter shall be submitted to and conclusively resolved by an architect selected by mutual agreement of Landlord and Tenant within two (2) working days after the end of such second three working day period. If Landlord and Tenant cannot mutually agree upon such architect within such two day period, then the Landlord's architect for the Initial Improvements shall select the architect.

                                   EXHIBIT "C"
                              SPECIAL STIPULATIONS

1.       RENEWAL OPTION.

         (a) Provided this Lease is in full force and effect and Tenant shall not have been in default of any of its agreements, obligations, duties, or covenants under this Lease beyond applicable notice and cure periods more than twice during the Term of this Lease, and further provided that Tenant shall not then be in default of any of its agreements, obligations, duties, or covenants under this Lease beyond applicable notice and cure periods at the time of its exercise of the below described Renewal Option, Tenant is hereby granted the option to renew (the "Renewal Option") the Term of this Lease for one period of five (5) additional years (the "Renewal Term"). Tenant shall exercise the Renewal Option by delivering irrevocable written notice of such election to Landlord at least six (6) months, but not more than nine (9) months, prior to the expiration of the initial Term of this Lease. The renewal of this Lease shall be upon the same terms and conditions of this Lease, except (i) the Base Rent during the Renewal Term shall be calculated based on the prevailing Market Base Rental Rate (as such term is defined below) at the time the Renewal Term commences (provided in no event shall the Base Rent be less than 95% of the then prevailing Base Rent reserved in this Lease at the expiration of the initial Lease Term), (ii) Tenant shall have no option to renew this Lease beyond the expiration of the Renewal Term, (iii) Tenant shall not have the right to assign its renewal rights to any sublessee of all or any portion of the Premises or assignee of this Lease (except with respect to an Affiliate assignee or, in the event and only in the event that there has been a permitted assignment of this Lease during the last two years of the initial Lease Term, a non-Affiliate assignee), nor may any such sublessee or assignee (other than an Affiliate assignee or, in the event and only in the event that there has been a permitted assignment of this Lease during the last two years of the initial Lease Term, a non-Affiliate assignee) exercise or enjoy the benefit of such renewal rights,
(iv) the leasehold improvements will be provided in their then-existing condition (on an "as is" basis in the broadest sense of the term) at the time the Renewal Term commences, and (v) there shall not be any rent abatement period and Tenant shall not be entitled to cash payment or allowance of any nature or amount whatsoever. If Tenant shall fail to exercise the Renewal Option within the time permitted, or the conditions set forth above are not entirely satisfied, the Renewal Option shall automatically terminate, this Lease shall expire at the expiration of the initial Lease Term and Tenant shall have no further right thereafter to renew this Lease or to acquire any interest whatsoever in the Premises. If Tenant shall remain in possession of the Premises after the expiration of the original Term without there having been executed between Landlord and Tenant an amendment to this Lease as contemplated by the terms of this Section, then Tenant shall be a Tenant holding over as provided in this Lease. Whenever used in this Lease, the term "Market Base Rental Rate" shall mean the then prevailing annual rental rate per square foot (exclusive of expense pass-through additions) of rentable area then being charged in comparable office buildings located in the Peachtree Corners submarket of Atlanta, Georgia, for space comparable to the space for which the Market Base Rental Rate is being determined (taking into consideration use, location and/or floor level within the applicable building, the definition of rentable area, leasehold improvements provided, remodeling credits or allowances granted, quality, age and location of the applicable building, rental concessions (such as abatements or lease assumptions), the provision of free or paid unassigned parking, the time the particular rate under consideration became effective, size of tenant, relative operating expenses, relative services provided, etc.). It is agreed that bona fide written offers to lease comparable space located elsewhere in the Project from unaffiliated third parties (at arms length) may be used by Landlord as an indication of Market Base Rental Rate.

         (b)      Market Base Rental Rate shall be determined as follows:

         (i) If Tenant provides Landlord with its binding notice of exercise pursuant to Subsection (a) above, then within thirty (30) days after the date of Landlord's receipt of Tenant's election to exercise the Renewal Option, Landlord shall calculate and inform Tenant of the Market Base Rental Rate. If Tenant rejects the Market Base Rental Rate as calculated by Landlord, Tenant shall inform Landlord of its rejection within ten (10) days after Tenant's receipt of Landlord's calculation, and Landlord and Tenant shall commence negotiations to agree upon the Market Base Rental Rate. If Tenant fails to timely reject Landlord's calculation of the Market Base Rental Rate it will be deemed to have accepted such calculation. If Landlord and Tenant are unable to reach agreement within twenty-one (21) days after Landlord's receipt of Tenant's notice of rejection, then the Market Base Rental Rate shall be determined in accordance with (ii) below.

         (ii) If Landlord and Tenant are unable to reach agreement on the Market Base Rental Rate within said twenty-one (21) day period, then within seven (7) days, Landlord and Tenant shall each simultaneously submit to the other in a sealed envelope its good faith estimate of the Market Base Rental Rate. If the higher of such estimates is not more than one hundred five percent (105%) of the lower, then the Market Base Rental Rate shall be the average of the two. Otherwise, the dispute shall be resolved by arbitration in accordance with (iii) and (iv) below.

         (iii) Within seven (7) days after the exchange of estimates, the parties shall select as an arbitrator an independent MAI appraiser with at least five (5) years of experience in appraising office space in the metropolitan area in which the Project is located (a "Qualified Appraiser"). If the parties cannot agree on a Qualified Appraiser, then within a second period of seven (7) days, each shall select a Qualified Appraiser and within ten (10) days thereafter the two appointed Qualified Appraisers shall select a third Qualified Appraiser and the third Qualified Appraiser shall be the sole arbitrator. If one party shall fail to select a Qualified Appraiser within the second seven (7) day period, then the Qualified Appraiser chosen by the other party shall be the sole arbitrator.

         (iv) Within twenty-one (21) days after submission of the matter to the arbitrator, the arbitrator shall determine the Market Base Rental Rate by choosing whichever of the estimates submitted by Landlord and Tenant the arbitrator judges to be more accurate. The arbitrator shall notify Landlord and Tenant of its decision, which shall be final and binding. Landlord and Tenant agree that in no event shall the Market Base Rental Rate be less than 95% of the then prevailing Base Rent reserved in this Lease at the expiration of the initial Lease Term. If the arbitrator believes that expert advice would materially assist him, the arbitrator may retain one or more qualified persons to provide expert advice. The fees of the arbitrator and the expenses of the arbitration proceeding, including the fees of any expert witnesses retained by the arbitrator, shall be paid by the party whose estimate is not selected. Each party shall pay the fees of its respective counsel and the fees of any witness called by that party.

2.       RIGHT OF FIRST OFFER TO PURCHASE PROJECT.

(a)      Except as hereinafter provided, during the Lease Term and provided that
(i) Tenant shall not have defaulted in the performance of any of its agreements, obligations, duties, or covenants under this Lease beyond any applicable notice and cure period more than three time, (ii) Tenant shall not then be in default in the performance of any of its agreements, obligations, duties, or covenants under this Lease beyond any applicable notice and cure period at the time of any proposed transfer of the Project which is subject to the terms of this Special Stipulation, (iii) the original named Tenant herein is leasing and occupying all of the rentable square feet in the Building, and (iv) Tenant shall not have assigned this Lease to any person or entity, other than an Affiliate, Landlord shall not transfer or convey its fee title to the Project in a Single Asset Transaction (as such term is hereinafter defined) without first complying with the provisions of this Section. As used herein, the term "Single Asset Transaction" shall mean a sale transaction that does not involve any land or improvements other than the Project. Should Landlord desire to so transfer or convey the Project in a Single Asset Transaction, Landlord shall give Tenant notice thereof, which notice shall specify the cash consideration which Landlord would accept for the transfer and conveyance of the Project to Tenant, free of mortgage debt. Tenant shall have thirty (30) calendar days after such notice (the "Due Diligence Period") in which to elect either to purchase the Project for such cash consideration or to elect not to so purchase. During the Due Diligence Period, subject to the rights of other tenants of the Project, Tenant shall, if and to the extent it desires to do so, independently obtain, perform and approve at its sole expense:

         (i) engineering reports, including, without limitation, an inspection of the structure and integrity of the buildings in the portions of the Project in question, including foundation, walls, roof, floors and supports; inspection of all mechanical systems, including heat, HVAC and electrical; and inspection of water and sewer systems;

         (ii) all architectural reports and surveys as Tenant deems necessary;

         (iii) all environmental inspections and reports as Tenant and its inspectors deem necessary of the portions of the Project in question; and

         (iv) title examinations, reports and commitments for title insurance.

Upon request, Landlord shall furnish to Tenant, at Tenant's expense, copies of the foregoing due diligence items which are in Landlord's possession. All of the above inspections and reports shall be performed at reasonable times during normal business hours upon no less than forty-eight (48) hours prior notice to Landlord and shall not interfere with Landlord's business operations at the Project. Tenant may not perform any soil boring tests without the prior written consent of Landlord. Tenant shall, at Tenant's sole expense, repair any damage caused by such soil boring tests to the reasonable satisfaction of Landlord. Tenant further agrees to repair any damage to the Project, or any portion thereof, and to defend, indemnify and hold Landlord harmless for any damage, loss, cost, claim or fee (including attorney's fees) arising from any and all of the above inspections and reports and any other inspections and reports performed by or at the request of Tenant, its agents, contractors and employees (including, but not limited to, accountants, appraisers, engineers and architects). This indemnity shall survive the end of Tenant's inspections during the Due Diligence Period and the closing. Failure of Tenant to respond to Landlord within the Due Diligence Period shall be conclusively deemed to constitute Tenant's election not to so purchase. If Tenant elects not to so purchase or is deemed to have elected not to so purchase, Landlord will, upon Tenant's request, furnish Tenant with a copy of the investment property offering which Landlord may send to prospective purchasers of the Project at the time Landlord markets the Project for sale, subject to any terms or conditions which are applicable to other prospective purchasers (e.g., if a prospective purchaser is required to executed Landlord's form Confidentiality and Disclaimer Agreement as a condition precedent to receiving such investment property offering, then Tenant shall be required to execute Landlord's form Confidentiality and Disclaimer Agreement as a condition precedent to receiving such investment property offering). The provisions of the immediately preceding sentence are not intended and shall not be construed to grant to Tenant any option or preferential right.

(b) If Tenant elects to so purchase, then a closing of such purchase and sale shall be held within thirty (30) days of the expiration of the Due Diligence Period at a time and place in Atlanta, Georgia selected by Landlord. At such closing, Landlord shall transfer by limited warranty deed fee simple title to the Project, subject to the following matters: (i) matters of record encumbering such title; (ii) zoning regulations, building codes and similar ordinances (including any violations thereof); (iii) all matters which would be disclosed by a current and accurate survey and inspection of said property; (iv) rights of parties in possession of said property; (v) the lien of current years ad valorem taxes; (vi) tenant leases; and (vii) inchoate mechanics and materialmen' liens. All mortgages shall be paid out of the sales proceeds if not discharged by Landlord prior to such conveyance. Tenant shall assume all of Landlord's duties and obligations under all leases and service contracts for such property from and after the date of closing. Rent, taxes, utilities and service charges shall be prorated as of the date of closing. All recording costs, taxes and fees shall be borne by Tenant, with the exception of the Georgia transfer tax, which shall be paid by Landlord. Landlord and Tenant agree to execute such other and further documentation as shall be necessary or advisable to effectuate the foregoing as reasonably requested by the other party.

(c) If Tenant elects not to so purchase or is deemed to have elected not to so purchase, Landlord shall be free to sell such property to any person or entity within one (1) year of Landlord's notice to Tenant so long as the consideration paid by the purchaser is not less than ninety percent (90%) of the amount stated in Landlord's notice to Tenant, even if such consideration is not all cash, as, for example, purchase money financing or a property exchange, but in such cases, the non-cash consideration shall be converted to the reasonable cash equivalent thereof for purposes of determining whether such 90% test has been met. At any time, Landlord may send a new notice to Tenant, and if Tenant elects not to so purchase, such one year period shall commence anew. While no consent or waiver of Tenant shall be required, Tenant agrees to certify to any such purchaser in writing whether the provisions hereof have been complied with by Landlord.

(d) This Section shall not apply to any sale, leasing of the entire Project or other transfer between or among any current or future members or partners in Landlord, the successors of current or future members or partners, or entities which are affiliated with any such members, partners or successors. This Section shall not apply to any leasing of less than all of the Project or to the grant of easements, covenants or other encumbrances which do not result in the divestment of substantially all of the interest of Landlord in the Project and this Section shall not apply to any sale transaction that involves land and/or improvements in addition to the Project. If the property is sold or transferred after a right of first offer to purchase is afforded to Tenant under this Section and Tenant either waives or declines to purchase, then this provision shall expire and become null and void, and the purchaser or grantee shall take free of this Section. Further, this Section shall not be applicable to any financing transaction where a deed to secure debt, security deed, security agreement, mortgage, sale and leaseback or other financing instrument (hereinafter referred to as a "security instrument") is granted to encumber the Project or any portion thereof or parts thereof or interests therein or interests in

Landlord as security for debt and/or obligations, and it shall not apply to any foreclosure sale or deed in lieu of foreclosure under any such security instrument. It is intended that this Section is unconditionally subordinate and inferior to any security instrument now or hereafter granted on any of the aforementioned properties or interests, and this Section shall be extinguished upon a foreclosure sale or deed in lieu of foreclosure under a security instrument.

3. MONUMENT SIGN. Tenant shall have the right to procure, install, and maintain, all at Tenant's sole cost and expense except as otherwise expressly provided in subsection 3(f) below, tenant identification signage (the "Tenant Identification Signage") on the existing monument sign that is located adjacent to Spalding Drive (the "Monument Sign"), upon and subject to the following terms and conditions:

(a) All costs and expenses in connection with the procurement, installation, repair, maintenance and replacement of the Tenant Identification Signage and the Monument Sign shall be the responsibility of Tenant, except as otherwise expressly provided in subsection 3(f) below;

(b) The Tenant Identification Signage and the Monument Sign shall comply with all legal requirements and association covenants, and Landlord shall obtain any required consents or permits from any applicable governmental authority or association at Tenant's expense;

(c) The exact manner of installation, design, location, size, color, and lettering of the Tenant Identification Signage on the Monument Sign, and the manner of illumination of the Monument Sign, shall all be subject to the prior written approval of Landlord;

(d) Tenant shall pay all costs incurred in furnishing electric power for the illumination of the Monument Sign;

(e) Tenant shall have the right to maintain the Tenant Identification Signage on the Monument Sign only for so long as (i) this Lease remains in full force and effect, and (ii) the originally named Tenant herein or a permitted assignee of the originally named Tenant herein is doing business in all of the Premises. Tenant shall, at its sole cost and expense, promptly remove the Tenant Identification Signage from the Monument Sign and repair any damage to the Monument Sign and/or any other portion of the Project caused by or resulting from such removal if such conditions do not continue to be satisfied. In the event Tenant fails to so remove such Tenant Identification Signage from the Monument Sign or repair such damage, Landlord may remove same and make such repairs at Tenant's cost and Tenant shall pay Landlord on demand as Additional Rent the cost of such removal and repairs. The Monument Sign shall remain the property of Landlord upon the expiration or earlier termination of this Lease; and

(f) Landlord shall contribute up to Five Hundred Dollars ($500) in the aggregate toward the costs incurred by Tenant to procure and install the approved Tenant Identification Signage and the approved Tenant Pylon Sign (as defined below).

4. TENANT PYLON STRIP SIGN. Tenant shall have the right to procure, install, and maintain, all at Tenant's sole cost and expense except as otherwise expressly provided in subsection 3(f) above, tenant identification signage (the "Tenant Pylon Strip Sign") on the existing Project pylon sign that is located near the entrance to the Building off of Data Drive (the "Building Pylon Sign"), upon and subject to the following terms and conditions:

(a) All costs and expenses in connection with the procurement, installation, maintenance, repair and replacement of the Tenant Pylon Strip Sign and the Building Pylon Sign shall be the responsibility of Tenant, except as otherwise expressly provided in subsection 3(f) above;

(b) The Tenant Pylon Strip Sign and the Building Pylon Sign shall comply with all legal requirements and association covenants, and Landlord shall obtain any required consents or permits from any applicable governmental authority or association at Tenant's expense;

(c) The exact manner of installation, design, location, size, color, and lettering of the Tenant Pylon Strip Sign on the Building Pylon Sign, and the manner of illumination of the Building Pylon Sign, shall all be subject to the prior written approval of Landlord;

(d) Tenant shall pay all costs incurred in furnishing electric power for the illumination of the Building Pylon Sign;

(e) Tenant shall have the right to maintain the Tenant Pylon Strip Sign on the Building Pylon Sign only for so long as (i) this Lease remains in full force and effect, and (ii) the originally named Tenant herein or a permitted assignee of the originally named Tenant herein is doing business in all of the Premises. Tenant shall, at its sole cost and expense, promptly remove the Tenant Pylon Strip Sign from the Building Pylon Sign and repair any damage to the Building Pylon Sign and/or any other portion of the Project caused by or resulting from such removal if such conditions do not continue to be satisfied. In the event Tenant fails to so remove such Tenant Pylon Strip Sign from the Building Pylon Sign or repair such damage, Landlord may remove same and make such repairs at Tenant's cost and Tenant shall pay Landlord on demand as Additional Rent the cost of such removal and repairs. The Building Pylon Sign shall remain the property of Landlord upon the expiration or earlier termination of this Lease.

5.       ONE-TIME ROOF REPLACEMENT; REPAIR AND CLEANING OF BUILDING FASCIA.

         Landlord shall, at its expense, cause a new roof of the Building to be installed and Landlord shall use commercially reasonable efforts to complete such new roof work on or before the Commencement Date. Such new roof shall be of comparable or better quality than the original roof when it was new. In addition, prior to the Commencement Date, Landlord shall, at its expense, cause all material damage to the Building fascia to be repaired and the Building fascia to be cleaned, all in a good and workmanlike manner. Commencing in calendar year 2002 and throughout the remainder of the Term, Landlord shall also cause the Building fascia to be thoroughly cleaned annually in a manner acceptable to both parties.

6.       PARKING.

         Landlord shall provide, without charge (except in connection with Tax Charges, Insurance Charges and CAM Charges), one hundred ninety-five (195) parking spaces at the Project for the nonexclusive use, on a first come, first served basis, by Tenant and its employees and other invitees. Tenant shall have no exclusive parking rights with respect to any parking spaces within the Project, and Tenant shall not tow cars or otherwise enforce its parking rights against third parties. Notwithstanding the foregoing, Landlord agrees that in the event Landlord enters into any new leases in the Project from and after the Commencement Date of this Lease and any such new lease grants the tenant named therein with the right to use more than four (4) parking spaces per 1,000 square feet of rentable area in such tenant's demised premises, Landlord will restrict such tenant from utilizing any of the parking spaces in the parking area which is closest to the Building. Tenant shall not allow its employees or other invitees to park within any public streets adjacent to the Project. Landlord shall have the right, but not the obligation, to impose reasonable rules and regulations as Landlord may deem necessary to regulate parking within the Project, including registration of license plate numbers for vehicles driven by Tenant's employees, issuance and monitoring of parking tags or permits and/or designation of exclusive parking spaces. Landlord shall not be liable for any damage or loss to any automobile (or property therein) parked in, on or about such parking areas, or for any injury sustained by any person in or about such areas. Landlord shall have the right to substitute, temporarily or permanently, alternative surface or structured parking areas or spaces if Landlord deems it necessary or desirable to do so.

7.       MAINTENANCE OF BUILDING.

         Except as otherwise expressly and specifically stated to be the obligation and responsibility of Landlord in this Lease, Tenant shall be fully responsible and liable for, and hereby agrees to indemnify and hold harmless Landlord from and against, all ownership costs and liabilities for the Building, including, without limitation, all of the following: (a) taxes, assessments, benefit charges and other governmental charges assessed against the Building or Landlord as fee simple owner thereof, (b) all costs to repair, maintain and operate all improvements and equipment located on the Building in good working condition (subject only to ordinary non-repairable wear), (c) all insurance costs associated with insurable liabilities and risks arising out of the ownership of the Building, including, without limitation, casualty, flood, earthquake, and general liability, and (d) all general costs of ownership and upkeep of the Building, including, without limitation, elimination of nuisances and hazardous conditions, removal of squatters and other trespassers, and compliance with any applicable legal requirements. Tenant and its agents shall have access to the Building for the purpose of satisfying the foregoing obligations, but Tenant has no authority to cause or permit any lien or encumbrance of any kind to affect Landlord or its interest in the Building. Landlord shall have the right, but not the obligation, to perform any and all obligations required to be performed or paid by Tenant under this Section. Any cost incurred or paid by Landlord that is a cost or obligation of Tenant pursuant to this Section shall be paid by Tenant to Landlord as Additional Rent within ten (10) days of Tenant's receipt of Landlord's request for such payment with supporting documentation for the cost incurred or paid by Landlord.

8.       [Intentionally Omitted].

9.       GENERATOR.

         (a) Landlord shall install and hereby grants to Tenant a license to maintain, repair, replace and operate one (1) emergency back-up generator (together with any related wires, conduits and other equipment necessary or desirable for the proper installation and operation of such generator, including fencing/screening of same, collectively the "Generator") in a location designated by Landlord (the "Generator Area") upon and subject to all of the terms and conditions set forth in this Section. All aspects of the Generator shall be subject to the prior written approval of Landlord.

         (b) The Generator shall be used only by Tenant solely to provide a source of back-up power for equipment located on the Premises; Tenant shall not have the right to use or allow any other person or entity to use the Generator for a fee. The rights under this Section are personal to the Tenant named herein and are not assignable except to a permitted assignee of this Lease approved by Landlord. The Generator installed shall be and remain the property of Landlord at the end of the Term of this Lease. Notwithstanding the foregoing, in the event Tenant, at Tenant's cost and expense, replaces the Generator in its entirety during the last three (3) years of the Term of this Lease, Tenant shall be entitled to remove the Generator at the end of the Term of this Lease, provided that Tenant shall surrender the Generator Area in substantially the same condition existing prior to the installation of the Generator. Tenant shall be liable for, and shall promptly reimburse Landlord for, the cost of repairing all damage done to the Generator Area or to any other portion of the Project by the removal of the Generator, including restoring the landscape to its previous condition. Other than the permanent natural gas line supplying fuel to the Generator, Tenant shall not store any fuel for the Generator on any portion of the Project without the prior written consent of Landlord, which consent may be withheld in the sole and absolute discretion of Landlord.

         (c) Landlord shall, at Tenant's sole cost and expense (subject to Landlord's Generator Contribution), obtain all governmental permits or licenses required for the installation and operation of the Generator. Tenant shall, at its expense, repair and maintain the Generator in good operating condition. Tenant's repair, maintenance and operation of the Generator shall be subject to and performed in accordance with the terms and conditions of this Lease and all applicable Governmental Requirements in effect from time to time. "Governmental Requirements" shall mean any law, statute, ordinance, order, rule, regulation or requirement of a Governmental Authority. "Governmental Authority" shall mean the United States, the state, county, city and political subdivision in which the Building is located or which exercises jurisdiction over the Building, and any agency, department, commission, board, bureau or instrumentality of any of them which exercises jurisdiction over the Building. Landlord shall cause the Generator to be acquired and installed at Tenant's expense (subject to Landlord's Generator Contribution), all in a good and workmanlike manner and in compliance with all applicable Governmental Requirements, including, but not limited to, all building, electric, communications, and safety codes, ordinances, standards, regulations and requirements of any governmental authority. Tenant shall cause the maintenance of the Generator to be made in a good and workmanlike manner so as to not interfere with any other tenant or occupant of the Project. Unless the parties otherwise agree, Cummins South Inc. will be selected as the contractor to install the Generator. Tenant shall use best efforts to cause Cummins South Inc. to deliver, on or before October 13, 2000, plans and specifications for the Generator and the aesthetic screening of the same to Landlord and Tenant. Such plans and specifications are subject to Landlord's consent, such consent not to be unreasonably withheld. Landlord and Tenant agree to act in good faith to attempt to mutually approve such plans and specifications within seven (7) days after Cummins South Inc. delivers such plans and specifications to Landlord and Tenant. The operation of the Generator shall not disturb or interfere with the systems of the Project or with any other tenant or occupant of the Project. Tenant covenants that in no event shall the operation of the Generator damage the Project or any portion thereof or existing structure on the Building, or interfere with the maintenance of the Project, any system currently serving the Project, any equipment currently being operated from or within the Project or portion thereof, or in any manner invalidate or otherwise adversely affect any existing warranties in place on the Building or on any improvements to the Building. Tenant shall pay for all preparations and revisions of plans and specifications relating to the Generator, and for the acquisition and installation of the Generator, subject to Landlord's Generator Contribution. Provided Tenant is not in default hereunder, Landlord shall contribute an amount up to $50,000.00 ("Landlord's Generator Contribution") toward the costs incurred for the acquisition and installation of the Generator, including all related equipment such as cabling, transfer switch, electrical phasing panels, fuel source and aesthetic screening as shall be required for the installation of the Generator. Landlord has no obligation to pay for any costs relating the Generator in excess of Landlord's Generator Contribution. Any costs in excess of Landlord's Generator Contribution (herein, the "Excess

Generator Costs") shall be paid by Tenant to Landlord upon substantial completion of the installation of the Generator. Tenant acknowledges that the Excess Generator Costs are estimated to be no less than $26,000 and may in fact be in excess of such amount. To avoid any doubt, the Completion Date (as defined in Exhibit "B") (i.e., the date of substantial completion of the Initial Improvements) shall not be affected in any way by the date on which the installation of the Generator is complete, and in no event shall the Generator installation work result in any extension or delay in the Commencement Date.

         (d) Landlord shall not be liable to Tenant for any stoppages or shortages of power furnished to the Generator or to the Generator Area because of any act, omission or requirement of the public utility serving the Building, or the act or omission of any other tenant, licensee or contractor of the Building, or for any other cause beyond the control of Landlord, and Tenant shall not be entitled to any rental abatement for any such stoppage or shortage of power. Tenant shall operate the Generator in strict compliance with Landlord's rules and regulations, now or hereafter promulgated, and all applicable Governmental Requirements. Tenant shall, at Tenant's expense, be solely responsible throughout the Term for maintaining, servicing and repairing the Generator and for repairing any damage to the Building or any systems or equipment serving the Building caused by the Generator or by any act, negligence or misconduct of Tenant, Tenant's employees, agents or contractors, while installing, using, servicing, repairing, maintaining or removing the Generator. Tenant shall protect, defend, indemnify and save Landlord and its officers, directors, agents, employees, other tenants, licensees and invitees harmless from and against any and all obligations, costs (including costs of litigation and attorneys' fees), expenses, claims, damages and liabilities of any nature whatsoever arising out of or in connection with the existence, installation, construction, operation, repair, maintenance and/or removal of the Generator, unless arising as a result of the gross negligence or intentional misconduct of Landlord. Tenant's license under this Section shall automatically terminate upon the earlier to occur of the end of the Term of this Lease.

         10.      SATELLITE DISH/ANTENNA.

         (a) During the Term, Landlord shall grant to Tenant a non-exclusive license to install, maintain, repair, replace and operate one (1) satellite dish and/or antenna (together with any related wires, conduits and other equipment necessary or desirable for the proper operation of such satellite dish and/or antenna, collectively the "Satellite") in a location on the roof of the Building designated by Landlord and reasonably acceptable to Tenant (the "Equipment Space Area") upon and subject to all of the terms and conditions set forth herein. The Satellite shall be used only by Tenant solely to transmit and receive aerial transmissions in connection with the business of Tenant; Tenant shall not have the right to use or allow any other person or entity to use the Satellite for a fee. The rights under this Special Stipulation are personal to the Tenant named herein and are not assignable, except with respect to a permitted assignee of Tenant's interest under this Lease. Tenant its employees, agents and contractors shall have the right, upon prior reasonable notice to Landlord's managing agent, to enter or leave the roof for purposes of accessing the Satellite, subject to the terms of this Special Stipulation 10. The Satellite installed shall be and remain the property of Tenant, and Tenant shall, prior to the expiration or termination of this license, remove the Satellite (including all installation and anchoring hardware) installed in the Equipment Space Area and elsewhere in the Building, and surrender the Equipment Space Area in substantially the same condition existing prior to the installation of the Satellite. Tenant shall be liable for, and shall promptly reimburse Landlord for, the cost of repairing all damage done to the Equipment Space Area or to the Building (including the roof thereof) by such installation or removal, including filling and sealing any holes or cavities left by the removal of installation or anchoring hardware. Tenant shall, at its sole cost and expense, obtain all governmental permits or licenses required for the installation, repair, maintenance, operation and removal of the Satellite and shall provide Landlord with evidence thereof. Landlord agrees to cooperate with Tenant in obtaining all such permits and authorization, at no cost or expense to Landlord. Tenant's installation, repair, maintenance, operation and removal of the Satellite shall be subject to and performed in accordance with the terms and conditions of this Lease and all applicable Legal Requirements (defined below) in effect from time to time. Tenant shall, at its sole cost and expense, and at its sole risk, install the Satellite in a good and workmanlike manner, and in compliance with all applicable Legal Requirements, including, but not limited to, all building, electric, communications, and safety codes, ordinances, standards, regulations and requirements of the Federal Communications Commission and any other Governmental Authority (defined below).

         (b) Tenant shall conduct the installation and maintenance of the Satellite in a good and workmanlike manner so as to not interfere with any other tenant or occupant of the Project. The operation of the Satellite shall not disturb or interfere with the systems of the Building. Tenant shall deliver to Landlord Tenant's plans and specifications for the installation of the Satellite and for the aesthetic screening of same for review and approval by Landlord not less than thirty (30) days prior to commencing installation of the Satellite. The Satellite shall be installed substantially in accordance with the plans and specifications approved by Landlord, and the installation shall be performed by contractors approved by Landlord, which approval shall not be unreasonably withheld or delayed. Landlord shall not be liable to Tenant for any stoppages or shortages of electrical power furnished to the Satellite or to the Equipment Space Area because of any act, omission or requirement of the public utility serving the Building, or the act or omission of any other tenant, licensee or contractor of the Project or for any other cause beyond the reasonable control of Landlord, and Tenant shall not be entitled to any rental abatement for any such stoppage or shortage of electric power. Tenant shall operate the Satellite in strict compliance with Landlord's rules and regulations, now or hereafter promulgated, and all applicable Legal Requirements. Tenant shall, at Tenant's expense, be solely responsible throughout the Term for maintaining, servicing and repairing the Satellite and for repairing any damage to the Building or any systems or equipment serving the Building caused by the Satellite or by any act, negligence or misconduct of Tenant, Tenant's employees, agents or contractors, while installing, using, servicing, repairing, maintaining or removing the Satellite. Tenant shall protect, defend, indemnify and save Landlord and its trustees, agents, employees, other tenants, licensees and invitees harmless from and against any and all obligations, costs (including costs of litigation and attorneys' fees), expenses, claims, damages and liabilities of any nature whatsoever arising out of or in connection with the existence, installation, construction, operation, repair, maintenance and/or removal of the Satellite. As used herein, the term "Governmental Authority" shall mean the United States, the state, county, city and political subdivision in which the Building is located or which exercises jurisdiction over the Building, and any agency, department, commission, board, bureau or instrumentality of any them which exercises jurisdiction over the Building, and the term "Legal Requirements" shall mean any law, statute, ordinance, order, rule, regulation or requirement of a Governmental Authority.

         (c) Notwithstanding anything contained in this Lease to the contrary, nothing contained herein shall be deemed to prohibit or restrict any other individual or entity, including without limitation Landlord or any other tenant of the Project, from installing communications equipment on the roof of the Building (with related wiring, conduits and other equipment in and through the core of the Building as necessary or desirable for the proper operation of such communications equipment), or from using the roof for any other purpose, it being agreed that Landlord and its designees shall have the right to do the same; provided, however, Landlord shall not install or permit the installation of communications equipment on the roof of the Building if the proposed equipment will interfere with the operations of the Satellite.

11.      ASSIGNMENT OF LEASE TO AFFILIATE FAILING NET WORTH TEST.

         (a)      In the event:

                  (i) Tenant desires to assign this Lease to an Affiliate in the context of a merger or consolidation of Tenant or sale of all or substantially all of the assets or stock of Tenant, and

                  (ii) the proposed Affiliate does not have a demonstrated net worth determined in accordance with generally accepted accounting principles and credit rating which is equal to or greater than the demonstrated net worth determined in accordance with generally accepted accounting principles and credit rating of Tenant on the date of execution of this Lease, and

                  (iii) the proposed Affiliate is a corporation (x) having a net worth (calculated using generally accepted accounting principles consistently applied and as reflected by audited financial statements prepared by a "Big Five" accounting firm) of more than $60,000,000 (USD), and (y) having
(A) a Standard & Poor's long-term issue credit rating of "BBB" or higher on the proposed effective date of the assignment of this Lease to the Affiliate or a Moody's long-term issue credit rating of "BAA-3" or higher on the proposed effective date of the assignment of this Lease to the Affiliate, or (B) if the proposed assignee does not have a Standard & Poor's or a Moody's credit rating on any publicly traded debt, investment grade credit worthiness equal to or better than the creditworthiness rating as described in the immediately preceding clause (A), as determined by Landlord in the exercise of Landlord's reasonable business judgment after having reviewed the current financial information on the proposed assignee made available to Landlord by the proposed assignee and from other sources (e.g., Dun & Bradstreet) (any such Affiliate satisfying the requirements of this clause (iii) is herein referred to as a "Credit Worthy Affiliate"), and

                  (iv) Tenant is not in default under this Lease beyond any applicable notice and cure period,

then, in those events and subject to the other terms and conditions contained in
Section 20 of the Lease, Landlord will consent to the assignment of the Lease to such Affiliate.

(b)      In the event:

                  (i) Tenant desires to assign this Lease to an Affiliate in the context of a merger or consolidation of Tenant or sale of all or substantially all of the assets or stock of Tenant, and

                  (ii) the proposed Affiliate does not have a demonstrated net worth determined in accordance with generally accepted accounting principles and credit rating which is equal to or greater than the demonstrated net worth determined in accordance with generally accepted accounting principles and credit rating of Tenant on the date of execution of this Lease, and

                  (iii) the proposed Affiliate is not a Credit Worthy Affiliate (as defined above), and

                  (iv) Tenant is not in default under this Lease beyond any applicable notice and cure period, and

                  (v) Tenant shall have delivered or caused to be delivered to Landlord the Letter of Credit (as defined below) prior to the assignment of the Lease in accordance with the terms and conditions hereinbelow, then, in those events and subject to the other terms and conditions contained in
Section 20 of the Lease, Landlord will consent to the assignment of the Lease to such Affiliate. As a condition precedent to the requirement that Landlord grant its consent to the assignment of this Lease to the Affiliate as provided in the preceding sentence, Tenant shall deposit or caused to be deposited with Landlord an irrevocable letter of credit (the "Letter of Credit"), in an amount (the "Initial Amount") equal to the sum of the aggregate amount of Base Rent and Additional Rent which is scheduled to become due and payable under this Lease from and after the date of the subject assignment of this Lease through the end of the Lease Term (including any exercised Renewal Term). For purposes of making the calculation of such amount of Additional Rent, the CAM Charges, Insurance Charges and Tax Charges components of such Additional Rent shall equal the aggregate amount of CAM Charges, Insurance Charges and Tax Charges for the last full calendar year prior to the date of such assignment, with such aggregate amount increased by 4% per annum on a cumulative basis for the remainder of the Lease Term (including any exercised Renewal Term). The Letter of Credit shall
(i) be issued by a commercial bank reasonably satisfactory to Landlord ("Issuer"); (ii) be an irrevocable letter of credit; (iii) be payable to
Landlord: (iv) require that any draw on the Letter of Credit shall be made only upon receipt by the Issuer of a written certification from Landlord certifying that the Tenant is in default under the Lease and has not cured such default;
(v) provide that it is governed by the Uniform Customs and Practice for Documentary Credits (1993 revisions), International Chamber of Commerce Publication No. 500; and (vi) otherwise be in a form acceptable to Landlord. Tenant shall keep the Letter of Credit in effect during the entire Lease Term, as the same may be extended, plus a period of four (4) weeks thereafter. At least thirty (30) days prior to the expiration of the Letter of Credit, the term thereof shall be renewed or extended pursuant to an amendment thereto acceptable to the Landlord and any failure to so renew or extend the Letter of Credit shall entitle Landlord to immediately draw down all sums available thereunder. At least thirty (30) days prior to the commencement of any exercised Renewal Term, the term of the Letter of Credit shall be renewed or extended in an amount equal to the sum of the aggregate amount of Base Rent and Additional Rent which is scheduled to become due and payable under this Lease throughout the entire Renewal Term (and for purposes of making the calculation of such amount of Additional Rent, the CAM Charges, Insurance Charges and Tax Charges components of such Additional Rent shall equal the aggregate amount of CAM Charges, Insurance Charges and Tax Charges for the last full calendar year of the initial Lease Term, with such aggregate amount increased by 4% per annum on a cumulative basis for the remainder of the Renewal Term) pursuant to an amendment thereto acceptable to the Landlord and any failure to so renew or extend the Letter of Credit shall entitle Landlord to immediately draw down all sums available under the Letter of Credit and the Renewal Option shall, at Landlord's option, be void notwithstanding anything contained to the contrary in Special Stipulation 1 above. Tenant may annually reduce the amount of the Letter of Credit by ten percent (10%) of the Initial Amount on each anniversary date of the subject assignment of this Lease to the Affiliate by an amendment or by substitution of a new letter of credit which complies with the requirements of this paragraph, which reflects such reduced amount (the "Amended Amount"). If a default by Tenant has occurred beyond any applicable notice and cure period, then Landlord shall be entitled to draw upon the Letter of Credit in the amount determined by Landlord necessary to cure such default and compensate Landlord for any damages suffered by Landlord as a result thereof.

                                   EXHIBIT "D"
                         BUILDING RULES AND REGULATIONS

1. No additional locks shall be placed on the doors of the Premises by Tenant, nor shall any existing locks be changed unless Landlord is immediately furnished with two keys thereto. Landlord will without charge furnish Tenant with two keys for each lock existing upon the entrance doors when Tenant assumes possession with the understanding that at the termination of the Lease these keys shall be returned.

2. Tenant will refer all contractors, contractor's representatives and installation technicians, rendering any service on or to the Premises for Tenant, to Landlord's reasonable approval and supervision before performance of any contractual service. This provision shall apply to all work performed in the Building including installation of telephones, telegraph equipment, electrical devices and attachments and installations of any nature affecting floors, walls woodwork, trim, windows, ceilings, equipment or any other physical portion of the Building.

3. No Tenant shall at any time occupy any part of the Building as sleeping or lodging quarters.

4. Tenant shall not place, install or operate on the Premises or in any part of Building, any engines, stove or machinery, or conduct mechanical operations or cook thereon or therein, or place or use in or about the Premises any explosives, gasoline, kerosene, oil acids, caustics, or any other flammable, explosives, or hazardous material without written consent of Landlord.

5. Landlord will not be responsible for loss or stolen personal property, equipment, money or jewelry from Tenant's area or public rooms regardless of whether such loss occurs when area is locked against entry or not.

6. Tenant shall not at any time display a "For Rent" sign upon the Premises for rent.

7. Safes and other unusually heavy objects shall be placed by the Tenant only in such places as may be approved by Landlord.

8.       [Intentionally Omitted].

9. Landlord will not permit entrance to Tenant's offices by use of pass key controlled by Landlord, to any person at any time without written permission by Tenant, except employees, contractors, or service personnel directly supervised by Landlord.

10. None of the entries, passages, doors, or hallways shall be blocked or obstructed, or any rubbish, litter, trash, or material of any nature placed, emptied or thrown into these areas, including any alleyways to the rear of the Premises, or such areas to be used at any time except for access or egress by Tenant, Tenant's agents, employees or invitees.

11. The water closets and other water fixtures shall not be used for any purposes other than those for which they were constructed, and any damage resulting to them from misuse, or the defacing or injury of any part of the Building shall be borne by the person who shall occasion it. No person shall waste water by interfering with the faucets or otherwise.


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

12.      No vehicles or animals shall be brought into the Building.

13. No sign, tag, label, picture, advertisement, or notice (other than price tags of customary size used in marking samples) shall be displayed, distributed, inscribed, painted or affixed by Tenant on any part of the outside or inside of the Building or of the Premises without the prior written consent of Landlord.

14. In the event Landlord should advance upon the request, or for the account of the Tenant, any amount for labor, material, packing, shipping, postage, freight or express upon articles delivered to the Premises or for the safety, care, and cleanliness of the Premises, the amount so paid shall be regarded as Additional Rent and shall be due and payable forthwith to the Landlord from the Tenant.

15. Tenant shall not do or permit to be done within the Premises anything which would unreasonably annoy or interfere with the rights of other tenants of the Project.


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


                                   EXHIBIT "E"
         FORM OF SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT


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